                                                                    Exhibit 3(a)
                                                                    ============


================================================================================



                                CREDIT AGREEMENT



                           Dated as of April 15, 1996


                                     among


                        BRUNSWICK BIOMEDICAL CORPORATION



                                  as Borrower,



                                VARIOUS LENDERS


                                      and


                           INTERNATIONALE NEDERLANDEN
                          (U.S.) CAPITAL CORPORATION,



                            as Agent for the Lenders



================================================================================

                                                                     Page
ARTICLE 1          DEFINITIONS.....................................  2

   SECTION 1.1     Defined Terms...................................  2
   SECTION 1.2     Use of Defined Terms............................  28
   SECTION 1.3     Cross-References................................  28
   SECTION 1.4     Accounting and Financial Determinations.........  28

ARTICLE 2          COMMITMENTS.....................................  29

   SECTION 2.1     Bridge Loan.....................................  29
   SECTION 2.2     Term Loan and Revolving Loan Commitment.........  29
   SECTION 2.2.1   Term Loan.......................................  29
   SECTION 2.2.2   Revolving Loan Commitment.......................  29
   SECTION 2.2.3   Limitations on Revolving Credit Commitment......  29
   SECTION 2.3     Establishment of Reserves.......................  30
   SECTION 2.4     Commitment Fee..................................  30
   SECTION 2.5     Increased Costs; Capital Adequacy...............  30

ARTICLE 3          LOANS AND NOTES.................................  32

   SECTION 3.1     Borrowing Procedure.............................  32
   SECTION 3.2     Notes...........................................  32
   SECTION 3.3     Principal Payments..............................  33
   SECTION 3.3.1   Repayments and Prepayments......................  33
   SECTION 3.3.2   Application.....................................  36
   SECTION 3.3.3   Revolving Loans on Borrower's Behalf............  36
   SECTION 3.4     Interest........................................  36
   SECTION 3.4.1   Bridge Loan Rate................................  36
   SECTION 3.4.2   Term Loan Rate..................................  37
   SECTION 3.4.3   Revolving Loan Rate.............................  37
   SECTION 3.4.4   Continuation and Conversion Elections...........  37
   SECTION 3.4.5   Post-Default Rates..............................  38
   SECTION 3.4.6   Payment Dates...................................  38
   SECTION 3.4.7   Rate Determinations.............................  39
   SECTION 3.4.8   Limitation on Types of Loans....................  39
   SECTION 3.4.9   Illegality......................................  39
   SECTION 3.4.10  Treatment of Affected Loans.....................  40
   SECTION 3.4.11  Compensation....................................  40
   SECTION 3.5     Taxes...........................................  41
   SECTION 3.6     Payments, Interest Rate Computations, Other
                   Computations, etc...............................  42


                                                                     Page
   SECTION 3.7     Proration of Payments...........................  43
   SECTION 3.8     Setoff..........................................  43
   SECTION 3.9     Use of Proceeds.................................  43

ARTICLE 4          CONDITIONS TO LOANS.............................  45

   SECTION 4.1     Bridge Loan.....................................  45
   SECTION 4.1.1   Resolutions, etc................................  45
   SECTION 4.1.2   Bridge Notes....................................  46
   SECTION 4.1.3   Subsidiary Guaranty.............................  46
   SECTION 4.1.4   No Contest, etc.................................  46
   SECTION 4.1.5   Certificate as to Completed Conditions,
                   Warranties, No Default, etc.....................  46
   SECTION 4.1.6   Opinion of Counsel..............................  47
   SECTION 4.1.7   Closing Fees, Expenses, etc.....................  47
   SECTION 4.1.8   Security Documents and Perfection...............  47
   SECTION 4.1.9   Employment Agreements; Compensation.............  48
   SECTION 4.1.10  Pension and Welfare Liabilities.................  48
   SECTION 4.1.11  Insurance.......................................  48
   SECTION 4.1.12  Key Man Insurance...............................  49
   SECTION 4.1.13  Financial Information, etc......................  49
   SECTION 4.1.14  Solvency, etc...................................  49
   SECTION 4.1.15  Acquisition.....................................  49
   SECTION 4.2.2   Term Notes and Revolving Notes..................  52
   SECTION 4.2.3   STI Subsidiary Guaranty.........................  52
   SECTION 4.2.5   No Contest, etc.................................  52
   SECTION 4.2.6   Certificate as to Completed Conditions,
                   Warranties, No Default, etc.....................  52
   SECTION 4.2.7   Opinions of Counsel.............................  53
   SECTION 4.2.8   Assumption Agreement............................  53
   SECTION 4.2.9   Security Documents and Perfection...............  53
   SECTION 4.2.10  Financial Information, etc......................  55
   SECTION 4.2.11  Solvency, etc...................................  55
   SECTION 4.2.12  Merger of Brunswick into STI....................  56
   SECTION 4.2.13  Maturity of Bridge Loan.........................  57
   SECTION 4.2.14  Reaffirmation of Representations and Warranties.  57
   SECTION 4.2.15  No Dividends; etc...............................  57
   SECTION 4.3     All Loans.......................................  57
   SECTION 4.3.1   Compliance with Warranties, No Default, etc.....  58
   SECTION 4.3.2   Borrowing Request, etc..........................  58
   SECTION 4.3.3   Satisfactory Legal Form.........................  59
   SECTION 4.3.4   Margin Regulations..............................  59


                                                                    Page
   SECTION 4.3.5  Adverse Change..................................  59
   SECTION 4.3.6  Change in Law...................................  59

ARTICLE 5         WARRANTIES, ETC.................................  59

   SECTION 5.1    Organization, Power, Authority, etc.............  59
   SECTION 5.2    Due Authorization...............................  60
   SECTION 5.3    Validity, etc...................................  60
   SECTION 5.4    Financial Information; Solvency.................  60
   SECTION 5.5    Material Adverse Change.........................  62
   SECTION 5.6    Absence of Default..............................  62
   SECTION 5.7    Litigation, Legislation, etc....................  62
   SECTION 5.8    Regulations G, T, U and X.......................  62
   SECTION 5.9    Government Regulation...........................  62
   SECTION 5.10   Taxes...........................................  63
   SECTION 5.11   Pension and Welfare Plans.......................  63
   SECTION 5.12   Labor Controversies.............................  65
   SECTION 5.13   Ownership of Properties; Collateral.............  65
   SECTION 5.14   Intellectual Property...........................  66
   SECTION 5.15   Accuracy of Information.........................  66
   SECTION 5.16   Insurance.......................................  66
   SECTION 5.17   Certain Indebtedness............................  66
   SECTION 5.18   Environmental Matters...........................  67
   SECTION 5.19   No Burdensome Agreements........................  67
   SECTION 5.20   Consents........................................  67
   SECTION 5.21   Contracts.......................................  67
   SECTION 5.22   Employment Agreements...........................  67
   SECTION 5.23   Condition of Property...........................  67
   SECTION 5.24   Subsidiaries....................................  68
   SECTION 5.25   Acquisition Agreement...........................  68
   SECTION 5.26   Trade Relations.................................  68

ARTICLE 6         COVENANTS.......................................  68

   SECTION 6.1    Affirmative Covenants...........................  68
   SECTION 6.1.1  Financial Information, etc......................  69
   SECTION 6.1.2  Maintenance of Corporate Existence, etc.........  71
   SECTION 6.1.3  Foreign Qualification...........................  71
   SECTION 6.1.4  Payment of Taxes, etc...........................  71
   SECTION 6.1.5  Insurance.......................................  71
   SECTION 6.1.6  Notice of Default, Litigation, etc..............  72
   SECTION 6.1.7  Books and Records...............................  74


                                                                      Page
   SECTION 6.1.8    Maintenance of Properties, Etc..................  74
   SECTION 6.1.9    Maintenance of Licenses and Permits.............  74
   SECTION 6.1.10   Employee Plans..................................  74
   SECTION 6.1.11   Environmental Management........................  75
   SECTION 6.1.12   Compliance with Laws............................  75
   SECTION 6.1.13   Interest Rate Protection........................  75
   SECTION 6.1.14   Real Estate.....................................  75
   SECTION 6.1.15   Merger of Brunswick into STI....................  75
   SECTION 6.1.16   Cash Reserve Account............................  76
   SECTION 6.1.17.  Private Placements..............................  76
   SECTION 6.2      Negative Covenants..............................  76
   SECTION 6.2.1    Business Activities.............................  76
   SECTION 6.2.2    Indebtedness....................................  77
   SECTION 6.2.3    Liens...........................................  78
   SECTION 6.2.4    Financial Condition.............................  80
   SECTION 6.2.5    Capital Expenditures............................  83
   SECTION 6.2.6    Lease Obligations...............................  84
   SECTION 6.2.8    Restricted Payments, etc........................  85
   SECTION 6.2.9    Take or Pay Contracts; Sale/Leasebacks..........  86
   SECTION 6.2.10   Consolidation, Merger, Subsidiaries, etc........  86
   SECTION 6.2.11   Asset Dispositions, etc.........................  87
   SECTION 6.2.12   Modification of Organic Documents, etc..........  87
   SECTION 6.2.13   Transactions with Affiliates....................  87
   SECTION 6.2.14   Inconsistent Agreements.........................  87
   SECTION 6.2.15   Change in Accounting Method.....................  88
   SECTION 6.2.16   Change in Fiscal Year End.......................  88
   SECTION 6.2.17   Compliance with ERISA...........................  88
   SECTION 6.2.18   Limitation on Restrictions on Subsidiary
                    Dividends.......................................  88
   SECTION 6.2.19.  Modification of Certain Documents...............  88
   SECTION 6.2.20.  Prohibition on Voluntary Prepayments on
                    Subordinated Indebtedness.......................  89
   SECTION 6.2.21.  Prohibition on Actions Triggering Redemption
                    of Series D Stock...............................  89

ARTICLE 7           EVENTS OF DEFAULT...............................  89

   SECTION 7.1      Events of Default...............................  89
   SECTION 7.1.1    Non-Payment of Obligations......................  89
   SECTION 7.1.2    Non-Performance of Certain Covenants............  90
   SECTION 7.1.3    Defaults Under Other Loan Documents;
                    Non-Performance of Other Obligations............  90
   SECTION 7.1.4    Bankruptcy, Insolvency, etc.....................  90


                                                                     Page
   SECTION 7.1.5   Breach of Warranty..............................  91
   SECTION 7.1.6   Default on Other Indebtedness, etc..............  91
   SECTION 7.1.7   Failure of Valid, Perfected Security Interest...  91
   SECTION 7.1.8   Employee Plans..................................  92
   SECTION 7.1.9   Judgments.......................................  92
   SECTION 7.1.10  Cessation of Business; Dissolution..............  93
   SECTION 7.1.11  Subordinated Debt Documents.....................  93
   SECTION 7.2     Action if Bankruptcy............................  93
   SECTION 7.3     Action if Other Event of Default................  93

ARTICLE 8          THE AGENT......................................   93

   SECTION 8.2     Funding Reliance, etc...........................  94
   SECTION 8.3     Exculpation.....................................  95
   SECTION 8.4     Successor.......................................  95
   SECTION 8.5     Loans by the Agent..............................  96
   SECTION 8.6     Credit Decisions................................  96
   SECTION 8.7     Copies, etc.....................................  96

ARTICLE 9          MISCELLANEOUS...................................  96

   SECTION 9.1     Waivers, Amendments, etc........................  96
   SECTION 9.2     Notices.........................................  98
   SECTION 9.3     Costs and Expenses..............................  99
   SECTION 9.4     Indemnification.................................  100
   SECTION 9.5     Survival........................................  101
   SECTION 9.6     Severability....................................  102
   SECTION 9.7     Headings........................................  102
   SECTION 9.8     Counterparts, Effectiveness, etc................  102
   SECTION 9.9     Governing Law; Entire Agreement.................  102
   SECTION 9.10    Successors and Assigns..........................  103
   SECTION 9.11    Sale and Transfers, Participations, etc.........  103
   SECTION 9.12    Other Transactions..............................  106
   SECTION 9.13    Confidentiality.................................  106
   SECTION 9.14    Change in Accounting Principles.................  107
   SECTION 9.15    Waiver of Jury Trial, Etc.......................  107
   SECTION 9.16    Limitation of Liability.........................  107
   SECTION 9.17    Usury Savings Clause............................  108
   SECTION 9.18    Effectiveness of Execution and Delivery by STI..  109



SCHEDULES AND EXHIBITS
- ----------------------

                                                                           Page

Schedule 1   -   Disclosure Schedule

Exhibit A    -   Assumption Agreement
Exhibit B    -   Borrowing Request
Exhibit C-1  -   Bridge Note
Exhibit C-2  -   Revolving Note
Exhibit C-3  -   Term Note
Exhibit D    -   Compliance Certificate
Exhibit E    -   Continuation/Conversion Notice
Exhibit F    -   Acknowledgment of Interest Rate Contract Counterparty
Exhibit G    -   Transfer Supplement
Exhibit H    -   Opinion of Counsel to STI
                 (to be delivered on the Merger Consummation Date)

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of April 15, 1996, among BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation ("Brunswick"), various
                                                      ---------
lenders as are, or may become, parties hereto (individually a "Lender" and,
                                                               ------
collectively, the "Lenders"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                   -------
CORPORATION, a Delaware corporation, as Agent for the Lenders.


                               W I T N E S E T H:
                               -----------------

RECITALS.
- --------


          A. Pursuant to a Stock Purchase Agreement, dated as of March 18, 1996, between Brunswick and the Estate of Dr. Stanley J. Sarnoff, Brunswick has agreed to acquire 1,888,126 shares of Common Stock, $.10 par value, of Survival Technology, Inc., a Delaware corporation ("STI");
                                           ---

          B. After giving effect to such acquisition, Brunswick will seek to merge with and into STI (the "Merger"), with STI being the surviving corporation
                              ------
and assuming all obligations of Brunswick hereunder;

          C. Brunswick desires to obtain from the Lenders (a) a Bridge Loan in an aggregate principal amount of Eleven Million Dollars ($11,000,000) having an initial maturity on October 15, 1996, unless extended for an additional ninety-day period as permitted herein, $10,000,000 of which will be converted, upon consummation of the Merger, into a Term Loan in the principal amount of Ten Million Dollars ($10,000,000) having a final maturity on the fifth anniversary of the Merger; and (b) a Revolving Loan Commitment in an aggregate amount of up to Five Million Dollars ($5,000,000), pursuant to which Revolving Loans will be made to the Borrower from time to time from the date of the Merger to but excluding the Revolving Loan Commitment Termination Date;

          D. The Lenders are willing, on the terms and conditions set forth herein (a) to make such Bridge Loan on the date hereof and (b) upon consummation of the Merger to convert up to $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan and to extend the Revolving Loan Commitment; and

          E. The Bridge Loan, the Term Loan and the Revolving Loans will be used in the manner described in Section 3.9 below;
                                -----------

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1  Defined Terms.  The following terms (whether or not
                  -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Acquisition" means the acquisition by Brunswick from the Estate of
           -----------
1,888,126 shares of Common Stock, $.10 par value, of STI in exchange for the payment of the Purchase Price pursuant to the terms and conditions of the Acquisition Agreement.

          "Acquisition Agreement" means that certain Stock Purchase Agreement,
           ---------------------
dated as of March 18, 1996, between Brunswick and the Estate, as amended, modified or supplemented to the date hereof.

          "Affiliate" of any Person means any other Person which, directly or
           ---------
indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise; provided that (i) no Lender shall be deemed to constitute an Affiliate of the
- -------- ----
Borrower, and (ii) no member of the Hewson family or their transferees who owns, directly or indirectly, together with all other members of the Hewson family or such transferees, 10% or less of the securities having ordinary voting power for the election of directors of Technology shall be deemed to constitute an Affiliate of the Borrower or of Technology.

          "Agent" means ING as agent for the Lenders pursuant hereto, or such
           -----
other Person as shall have subsequently been appointed as the successor agent pursuant to Section 8.4.
            -----------

          "Agreement" means, on any date, this Credit Agreement as originally in
           ---------
effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

          "Applicable Lending Office" means, with respect to any Lender, the
           -------------------------
branch or office of such Lender at which Loans of a certain type are maintained.

          "Assumption Agreement"  means the Assumption Agreement and Supplement
           --------------------
to Pledge and Security Agreement, dated as of the Merger Consummation Date, to be executed and delivered by STI in favor of the Agent and the Lenders in the form of Exhibit A.
        ---------

          "Authorized Officer" means, relative to any Loan Party those officers
           ------------------
of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1 or Section
                                                   -------------    -------
4.2.1.
- -----

          "Base Rate Loans" means Loans, or portions thereof, interest rates on
           ---------------
which are determined on the basis of the ING Alternate Base Rate.

          "Borrower" means, except as otherwise specified in Article 5, (a) at
           --------                                          ---------
all times prior to the Merger Consummation Date, Brunswick, and (b) at all times on and after the Merger Consummation Date, STI.

          "Borrowing" means the Loans or portions thereof of the same type and,
           ---------
in the case of Eurodollar Loans, having the same Interest Period, in each case made, converted or continued by the Lenders on the same Business Day pursuant to the same Borrowing Request or Continuation/Conversion Notice in accordance with Sections 3.1 or 3.4.4, respectively.
     ------------    -----

          "Borrowing Request" means a loan request and certificate duly executed
           -----------------
by an Authorized Officer of the Borrower in the form of Exhibit B.
                                                        ---------

          "Bridge Loan" means, collectively, the loan or loans, in an aggregate
           -----------
principal amount of $11,000,000, made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.1.
                     -----------

          "Bridge Loan Applicable Margin" shall mean (a) 2.50% during the period
           -----------------------------
commencing on the Closing Date and ending on the 180th-day following the Closing Date and (b) 4.00% thereafter.

          "Bridge Loan Commitment" means the collective commitments of the
           ----------------------
Lenders to make the Bridge Loan pursuant to Section 2.1 if the conditions set
                                            -----------
forth in Section 4.1 and Section 4.3
         -----------     -----------
are met.

          "Bridge Note" means a promissory note of the Borrower dated the date
           -----------
hereof and substantially in the form of Exhibit C-1, and shall also refer to all
                                        -----------
other promissory notes accepted from time to time in substitution or renewal thereof.

          "Bridge Percentage" of any Lender means at any time, in respect of the
           -----------------
Bridge Loan, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage" as the same may be adjusted pursuant to Section
                                                                       -------
9.11.
- ----

          "Brunswick" means Brunswick Biomedical Corporation, a Massachusetts
           ---------
corporation.

          "Brunswick Patent Assignment" means the Collateral Assignment and
           ---------------------------
Security Agreement (Patents), dated as of the Closing Date, made by Brunswick in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Brunswick Pledge Agreement" means the Stock and Notes Pledge
           --------------------------
Agreement, dated as of the Closing Date, made by Brunswick in favor of the Agent, for itself and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect, pursuant to which Brunswick shall pledge to the Agent all of the issued and outstanding Stock of its direct Subsidiaries held by Brunswick (including, without limitation, the STI Shares) and all promissory notes and other instruments and securities held by Brunswick, as security for the Obligations.

          "Brunswick Security Agreement" means the Security Agreement, dated as
           ----------------------------
of the Closing Date, made by Brunswick and each of its Subsidiaries located in the United States (other than STI and its Subsidiaries and other than the Inactive Subsidiaries) in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Brunswick Subsidiary Guaranty" means the Subsidiary Guaranty, dated
           -----------------------------
as of the Closing Date, made by each Subsidiary (other than STI and its Subsidiaries and other than the

Inactive Subsidiaries) of Brunswick located in the United States in favor of the Agent and the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Brunswick Trademark Assignment" means the Collateral Assignment and
           ------------------------------
Security Agreement (Trademarks), dated as of the Closing Date, made by Brunswick in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Business Day" means:
           ------------

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capitalized Lease Liabilities" means all monetary obligations of the
           -----------------------------
Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

          "Cash Equivalent Investment" means, at any time:
           --------------------------

          (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one (1) year or which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within one (1) year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (ii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

          (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one (1) year, issued by any Lender or by any Eligible Lending Institution;

          (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one (1) year; and

          (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

          "Cash Flow" means, for any period, an amount equal to (without
           ---------
duplication) the consolidated Net Income of the Borrower and its Subsidiaries, plus depreciation, amortization of intangible assets and other non-cash charges
- ----
of the Borrower and its Subsidiaries, minus non-cash credits and revenues, plus
                                      -----                                ----
decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), minus increases in the Borrower's and its Subsidiaries' working
               -----
capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

          "Cash Reserve Account" means an interest-bearing cash reserve account
           --------------------
established by the Borrower at SunTrust Bank, Atlanta in favor of the Agent, subject to the terms of the Cash Reserve Account Agreement, in which account the Borrower shall deposit or cause to be deposited on the Closing Date, out of the proceeds of the Bridge Loan, $1,000,000 and from which account the Agent shall be irrevocably authorized by the Borrower to withdraw funds sufficient to pay from time to time accrued and unpaid interest on the Bridge Loan which has become due and payable.

          "Cash Reserve Account Agreement" means the Collateral Account
           ------------------------------
Agreement, dated as of the Closing Date, between Brunswick, the Agent and SunTrust Bank, Atlanta, pursuant to which Brunswick shall grant to the Agent a security interest in the Cash Reserve Account.

          "Change in Control" means (a) at any time prior to the Merger
           -----------------
Consummation Date, (i) the sale, transfer or other disposition by EM Industries, Inc. or Mylan Laboratories, Inc. of any shares of Stock held by such Persons as of the Closing Date other than to an Affiliate of such Person, or (ii) the failure of James H. Miller (or a Person of comparable qualifications and experience) to serve as chief executive officer of the Borrower, and (b) from and after the Merger Consummation Date, (i) the acquisition by any Person or group of Persons (other than an employee benefit plan solely for employees of STI and its Subsidiaries) of beneficial ownership of more than 20% of the outstanding Stock of the Borrower (within the meaning of

Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) other than as a result of the Merger, (ii) during any period of 12 consecutive months (whether commencing before or after the Merger Consummation Date), the failure of individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) to constitute a majority of the Board of Directors of the Borrower, or (iii) the failure of James H. Miller (or a Person of comparable qualifications and experience) to serve as chief executive officer of the Borrower.

          "Charges" means all federal, state, county, city, municipal, local,
           -------
foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

          "Closing Date" means April 15, 1996, the date of the funding of the
           ------------
Bridge Loan.

          "Closing Date Pro Forma Balance Sheet" means the pro forma balance
           ------------------------------------            --- -----
sheet of Brunswick as of January 31, 1996 prepared by Brunswick based on the financial statements described in clauses (a)(i) and (ii) of Section 5.4 and
                                                             -----------
assuming that the transactions contemplated by this Agreement to occur on the Closing Date, including the Acquisition and the Bridge Loan, occurred on January 31, 1996.

          "Collateral" means all property and interests in property and proceeds
           ----------
thereof now owned or hereafter acquired by the Borrower or any Subsidiary in or upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders, under any of the Loan Documents.

          "Commitment" means, collectively, the Lenders' Bridge Loan
           ----------
Commitments, Revolving Loan Commitments and Term Loan Commitments.

          "Commitment Letter" means the Commitment Letter dated March 18, 1996
           -----------------
between Brunswick and ING.

          "Commonly Controlled Entity" means, with respect to any Person, an
           --------------------------
entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with such Person within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA. Unless otherwise indicated in this Agreement, Commonly Controlled Entity shall refer to a Commonly Controlled Entity with respect to the Borrower.

          "Compliance Certificate" means a certificate duly executed by the
           ----------------------
chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit D, together with such changes as the Required Lenders may
            ---------
from time to time reasonably request through the Agent for purposes of monitoring the Borrower's compliance herewith.

          "Consolidated Capital Expenditures" means, for any period, without
           ---------------------------------
duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries, including those additions made in the ordinary course of business, but excluding routine maintenance and repairs, plus (b) the aggregate
                                                         ----
amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

          "Continuation/Conversion Notice" means a notice of continuation or
           ------------------------------
conversion and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit E attached
                                                            ---------
hereto.

          "Contractual Obligation" means, relative to any Person, any provision
           ----------------------
of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" means any Event of Default or any condition or event which,
           -------
after notice or lapse of time or both, would constitute an Event of Default.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
           -------------------
Schedule 1, as it may be amended, supplemented or otherwise modified from time
- ----------
to time by the Borrower with the consent of the Required Lenders as provided in
Section 4.3.2.
- -------------

          "Dollar" and the sign "$" mean lawful money of the United States.
           ------                -

          "EBITDA" means, for any period, an amount equal to Net Income plus (to
           ------                                                       ----
the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation and amortization of intangible assets, in each case for the Borrower and its Subsidiaries on a consolidated basis.

          "Eligible Lending Institution" means a financial institution having a
           ----------------------------
branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Corporation.

          "Environment" means soil, surface waters, ground waters, land,
           -----------
streams, sediments, surface or subsurface strata and ambient air.

          "Environmental Laws" means all federal, state, local and foreign laws
           ------------------
or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

          "Environmental Liabilities and Costs" means all liabilities,
           -----------------------------------
obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "ERISA Insolvency" or "ERISA Insolvent" means, at any particular time,
           ----------------      ---------------
a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Estate" means the Estate of Dr. Stanley J. Sarnoff.
           ------

          "Estate Registration Rights Agreement" means the Registration Rights
           ------------------------------------
Agreement, dated September 14, 1990, between STI and the Estate, pursuant to which the Estate was granted the right, upon the terms and subject to the conditions set forth therein, to require STI to register the STI Shares under the Securities Act of 1933, as amended, which right will be acquired by

Brunswick pursuant to the Acquisition Agreement and collaterally assigned to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to
Section 4.1.8(g).
- ----------------

          "Estate Stock Pledge Agreement" means the Stock Pledge Agreement,
           -----------------------------
dated as of the Closing Date, between the Estate and Brunswick regarding the STI Shares.

          "Estate Subordinated Note" means the Subordinated Promissory Note,
           ------------------------
dated the Closing Date, made by Brunswick payable to the Estate in the principal amount of $4,700,000, and delivered by Brunswick to the Estate in partial payment of the Purchase Price.

          "Eurodollar Base Rate" means, with respect to any Borrowing of
           --------------------
Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) which appears on Telerate Page 3750 for Dollar deposits comparable to the amount of such Borrowing in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period having a term comparable to such Interest Period. If such Telerate Page is unavailable, the "Eurodollar Base Rate" shall mean with respect
                                   --------------------
to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum which appear on the Reuters Screen LIBO Page, or if such Reuters Screen LIBO Page is unavailable, the "Eurodollar Base Rate" shall mean
                                              --------------------
with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits comparable to the amount of such Borrowing offered to each of the Reference Lenders in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period of Dollar deposits having a term comparable to such Interest Period.

          "Eurodollar Loans" means Loans or portions thereof interest rates on
           ----------------
which are determined on the basis of the Eurodollar Rate.

          "Eurodollar Rate" means, with respect to any Borrowing of Eurodollar
           ---------------
Loans for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to (i) the Eurodollar Base Rate for such Borrowing for such Interest Period divided by
                                                                     ----------
(ii) one (1) minus the Reserve Requirement. The Eurodollar Rate for any Interest Period will be determined initially by the Agent on the basis of the Reserve Requirement in effect on the date two (2) Business Days prior to the commencement of such Interest Period and, from time to time thereafter during such Interest Period, such Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement during such Interest Period.

          "Event of Default" means any of the events set forth in Section 7.1.
           ----------------                                       -----------

          "Excess Cash Flow" means, for any Fiscal Year, the excess of : (a)
           ----------------
Cash Flow for such Fiscal Year minus (b) the sum of (i) the lesser of the amount
                               -----                        ------
of Consolidated Capital Expenditures permitted during such Fiscal Year pursuant to Section 6.2.5 and actual Consolidated Capital Expenditures during such Fiscal
   -------------
Year, plus (ii) scheduled repayments of the Term Loan under clause (c) of
      ----
Section 3.3.1 during such Fiscal Year and scheduled repayments of other
- -------------
Indebtedness permitted under Section 6.2.2 during such Fiscal Year.
                             -------------

          "Extension Criteria" means (1) all filings and registrations required
           ------------------
to be made with the Securities and Exchange Commission in connection with the Merger shall have been submitted and no stop order or other action which would unreasonably delay or prevent the effectiveness of any such filing or registration shall exist, (2) all procedural matters related to the Merger shall have been completed by the respective Boards of Directions of Brunswick and STI, including, without limitation, approving and authorizing the Merger, and (3) the Agent, based upon the advice of its counsel, shall have determined to its satisfaction that there are no material impediments to the orderly consummation of the Merger.

          "Facility Fee Letter" means the letter agreement, dated as of the
           -------------------
Closing Date, between ING and the Borrower.

          "Fair Saleable Value Balance Sheet" means, with respect to Brunswick
           ---------------------------------
or STI, as the case may be, a hypothetical balance sheet of such Person, prepared by such Person based on the Closing Date Pro Forma Balance Sheet or the
                                                  --- -----
Merger Pro Forma Balance Sheet, as applicable, setting forth (a) the assets of
       --- -----
such Person (restated at the fair saleable value thereof based upon such evidence of the fair saleable value thereof as such Person shall reasonably deem pertinent), (b) the liabilities of such Person (including all liabilities and obligations of such Person, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (c) the excess of such assets over such liabilities. The amount of attributed contingent liabilities shall be discounted to reflect the likelihood that such liabilities shall become payable.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to:

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

          "Financing Statements" means the financing statements under the
           --------------------
Uniform Commercial Codes of the applicable jurisdictions, filed with respect to the Security Documents pursuant to clause (c) of Section 4.1.8 or clause (c) or
                                                 -------------
(d) of Section 4.2.9.
       -------------

          "Fiscal Quarter" means any quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means, subject to Sections 6.2.16 and 9.14 (b), (a) at
           -----------                    ---------------    ---------
any time prior to the Merger Consummation Date, the accounting period of Brunswick commencing on the Closing Date and ending on June 30, 1996 or, if Brunswick shall have changed its Fiscal Year end to July 31 as permitted under

Section 6.2.16, July 31, 1996, and each twelve-month accounting period ending
- --------------
June 30 or July 31, as the case may be, thereafter and (b) from and after the Merger Consummation Date, the accounting period of STI commencing on the Merger Consummation Date and ending on the first July 31 to occur thereafter, and each twelve-month accounting period ending on July 31 thereafter. References to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996
                                                              ----
Fiscal Year") refer to the Fiscal Year ending on a date in such calendar year.

          "Foreign Lender" means any Lender organized under the laws of a
           --------------
jurisdiction outside the United States.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve
           ------------
System (or any successor).

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "herein", "hereof", "hereto", "hereunder" and similar terms contained
           ------    ------    ------    ---------
in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, clause or provision of this Agreement or such other Loan Document.

          "Inactive Subsidiaries" means, collectively, Brunswick Biomedical
           ---------------------
Investment Corporation, a Massachusetts corporation, and Pharmapak, Inc., a Delaware corporation.

          "including" means including without limiting the generality of any
           ---------
description preceding such term.

          "Indebtedness" of any Person means, without duplication:
           ------------

          (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

          (d) whether or not so included as liabilities in accordance with GAAP
(i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person;

          (e) all net obligations of such Person under Interest Rate Contracts; and

          (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g.,
                                                                        ----
redemption from future earnings).

          "Indemnified Liabilities" has the meaning set forth in Section 9.4.
           -----------------------                               -----------

          "ING" means Internationale Nederlanden (U.S.) Capital Corporation.
           ---

          "ING Alternate Base Rate" means a fluctuating rate of interest per
           -----------------------
annum equal to the higher of:

          (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

          (b) the Federal Funds Rate from time to time in effect plus 1/2 of 1% (0.50%).

Changes in the rate of interest on the Base Rate Loans shall take effect on the date of each change in the ING Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the ING Alternate Base Rate.

          "Instrument" means any contract, agreement, letter of credit,
           ----------
indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

          "Intellectual Property" means, collectively, (a) patents, patent
           ---------------------
rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and servicemark registrations, including the names "Brunswick Biomedical Corporation", "Survival Technology, Inc." and all derivations thereof, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), or any other items necessary to conduct or operate the business of the Borrower and its Subsidiaries.

          "Interest Coverage Ratio" means, for any period, the ratio of (a)
           -----------------------
EBITDA for such period to (b) Interest Expense during such period.

          "Interest Expense" means, for any period, the sum of (a) the
           ----------------
Borrower's consolidated interest expense accrued during such period in respect of all Indebtedness of the Borrower and its Subsidiaries, minus (b) the
                                                          -----
Borrower's consolidated interest expense accrued during such period in respect of the Estate Subordinated Note and the Junior Subordinated Note to the extent that, in accordance with the terms of the Estate Subordinated Note and the Junior

Subordinated Note, such interest expense is added to the respective principal amounts thereof and is not paid by the Borrower in cash.

          "Interest Period" means, relative to any Eurodollar Loans comprising
           ---------------
part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Loans are made or continued as, or converted into, Eurodollar Loans pursuant to Section 3.1 or Section 3.4.4 and ending on (but
                             -----------    -------------
excluding) the date which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 3.1 or Section 3.4.4;
                                              -----------    -------------
provided, however, that:
- --------  -------

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than three (3) dates with respect to the Term Loan and two (2) dates with respect to the Revolving Loans;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding date);

          (c) in the case of Interest Periods for Revolving Loans, no such Interest Period may end later than the Stated Maturity Date for Revolving Loans; and

          (d) in the case of Interest Periods for the Term Loan, no such Interest Period may end later than (i) the Stated Maturity Date of the Term Loan, or (ii) the date of any principal repayment with respect to the Term Loan as set forth in clause (c) of Section 3.3.1, if on such date the Borrower
                              -------------
otherwise would be required to repay any portion of any Borrowing prior to the end of the Interest Period relative to such Borrowing.

          "Interest Rate Contract" means any interest rate cap agreement,
           ----------------------
interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.

          "Interest Rate Contract Counterparty" means any counterparty to an
           -----------------------------------
Interest Rate Contract which the Borrower is required to enter into pursuant to
Section 6.1.13.
- --------------

          "Internal Revenue Service" means the Internal Revenue Service of the
           ------------------------
United States of America.

          "Investment" means, relative to any Person:
           ----------

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business);

          (b) any ownership or similar interest held by such Person in any other Person; and

          (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the IRC also refer to any successor sections.

          "Junior Subordinated Note" means the Subordinated Promissory Note,
           ------------------------
dated the Closing Date, made by Brunswick payable to EM Industries, Inc. in the principal amount of $1,000,000.

          "Lender" means any of the various lenders as are, or may become,
           ------
parties to this Agreement.

          "Lender Parties" means, collectively, the Agent and each Lender, and
           --------------
each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and of each of their respective successors and assigns, indemnified by the Borrower as provided in Section 9.4.
                            -----------

          "Lien" means any mortgage, pledge, hypothecation, assignment, charge,
           ----
deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

          "Loan" means, as the context may require, the Bridge Loan, the Term
           ----
Loan or the Revolving Loans.

          "Loan Documents" means, collectively, this Agreement, the Notes, each
           --------------
Security Document, the Brunswick Subsidiary Guaranty, each Borrowing Request, any Interest Rate Contract entered into by the Borrower with a Lender that has executed and delivered to the Agent an acknowledgment in the form of Exhibit F,
                                                                     ---------
each other Instrument executed and delivered by the Borrower or any of its Subsidiaries as of the date hereof or at any time thereafter and, from and after the Merger Consummation Date, the STI Subsidiary Guaranty, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

          "Loan Party" means any of the Borrower, its Subsidiaries and
           ----------
Affiliates which is a party to any of the Loan Documents.

          "Loss" means any loss, damage, destruction, theft, or seizure of, or
           ----
any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $100,000 individually or $250,000 in the aggregate for any Fiscal Year; and the "amount" of any Loss means (i) if
                                               ------
such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and
(B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

          "Material Adverse Change" means a material adverse change in (a) the
           -----------------------
condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Lenders or the Agent under the Loan Documents; or (c) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents; or (d) the legality, validity or enforceability of any Loan Document; or (e) the Liens granted the Agent pursuant to the Security Documents.

          "Maturity" means relative to any Loan or portion thereof, the earlier
           --------
of such Loan's Stated Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

          "Merger" means the merger of Brunswick with and into STI with STI
           ------
being the surviving corporation.

          "Merger Consummation Date" means the date on which the Merger has been
           ------------------------
consummated and all conditions set forth in Section 4.2 and Section 4.3 have
                                            -----------     -----------
been satisfied or waived in writing by the Lenders and the Agent.

          "Merger Pro Forma Balance Sheet" means the pro forma balance sheet of
           ------------------------------            --- -----
the Borrower as of the Merger Consummation Date, prepared by the Borrower based upon the financial statements described in clause (a) of Section 5.4, and after
                                                         -----------
giving effect to the transactions contemplated by this Agreement to occur on the Merger Consummation Date, including the consummation of the Merger, the conversion of $10,000,000 of the Bridge Loan into the Term Loan and the making of the Revolving Loans to be made on the Merger Consummation Date.

          "Monthly Payment Date" means the last day of each calendar month or,
           --------------------
if such day is not a Business Day, the immediately preceding Business Day.

          "Mortgage" means any mortgage, deed of trust, deed to secure debt,
           --------
leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt covering real property, as such instruments are originally executed or supplemented, amended, renewed, extended or otherwise modified from time to time.

          "Multiemployer Pension Plan" means a Multiemployer Plan which is
           --------------------------
subject to Subtitle E of Title IV of ERISA.

          "Multiemployer Plan" means a Plan which is a "multiemployer plan"
           ------------------
within the meaning of Section 3(37) of ERISA.

          "Net Disposition Proceeds" means, with respect to any disposition of
           ------------------------
the assets of the Borrower or any Subsidiary (including the disposition by Brunswick of any Stock of STI other than as a result of the Merger), the excess of: (a) the gross cash proceeds received by the Borrower or any Subsidiary from such disposition (including any cash proceeds subsequently received in respect of notes and other non-cash proceeds received by the Borrower or any of its Subsidiaries from such disposition), minus (b) the sum of (i) all reasonable
                                     -----
out-of-pocket fees
and expenses incurred in connection therewith, plus (ii) all taxes paid or
                                               ----
payable in connection with such sale.

          "Net Income" means, as to any Person, for any period, the net income
           ----------
(or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

          "Net Securities Proceeds" means, with respect to the issuance or sale
           -----------------------
by the Borrower or any Subsidiary of any equity or debt securities (not including upon the exercise of existing stock options or employee stock options, the issuance of equity securities pursuant to any dividend reinvestment plan or the incurrence of Indebtedness to finance Consolidated Capital Expenditures to the extent permitted under Section 6.2.2), the excess of: (a) the gross cash
                           -------------
proceeds received by the Borrower or any Subsidiary from such issuance and sale; minus (b) all reasonable out-of-pocket fees and expenses incurred in connection
- -----
with such issuance and sale; minus (c) the amount of such proceeds required to
                             -----
be applied to the prepayment of the Estate Subordinated Note pursuant to Section 4 of the Estate Subordinated Note as in effect on the Closing Date.

          "Note" means, as the context may require, any Bridge Note, Term Note
           ----
or Revolving Note.

          "Notes" means, collectively, the Bridge Notes, the Term Notes and the
           -----
Revolving Notes.

          "Obligations" means all payment and performance obligations of the
           -----------
Loan Parties (monetary or otherwise) arising under or in connection with this Agreement, the Notes and the other Loan Documents.

          "Organic Document" means, relative to any Person, its articles or
           ----------------
certificate of incorporation or organization or certificate of limited partnership, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

          "Participant" means the banks or other entities that purchase
           -----------
participating interests in any Loan, Note, Revolving Loan Commitment or other interest hereunder, as provided in clause (a) of Section 9.11.
                                                 ------------

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Pension Plan" means any Plan which is subject to the provisions of
           ------------
Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the IRC.

          "Percentage" means, as the context requires, either (a) the Bridge
           ----------
Percentage, (b) the Revolving Percentage, (c) the Term Percentage or (d) all of the above.

          "Person" means any natural person, corporation, partnership, limited
           ------
liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" shall mean, at a particular time, any employee benefit plan
           ----
(within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Plan Reorganization" means with respect to any Multiemployer Pension
           -------------------
Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Plan Reportable Event" means (i) a reportable event described in
           ---------------------
Section 4043 of ERISA and regulations thereunder (other than any reportable event described in Section 4043(b)(2) or (7)), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

          "Pledge Agreement" means any of the Brunswick Pledge Agreement or the
           ----------------
STI Pledge Agreement.

          "Post-Default Rate" means (a) in the case of each Loan, the sum of the
           -----------------
rate per annum otherwise applicable to such Loan from time to time plus two
                                                                   ----
percent (2%) per annum and (b) in the case of all other Obligations, the sum of the highest rate per annum then applicable to any Loan (other than by application of the Post-Default Rate) plus two percent (2%) per annum.
                                      ----

          "Pro Forma Balance Sheets" means the Closing Date Pro Forma Balance
           ------------------------                         --- -----
Sheet, the Trial Merger Pro Forma Balance Sheet, and the Merger Pro Forma
                        --- -----                               --- -----
Balance Sheet.

          "Projections" means the projected balance sheets and statements of
           -----------
operations and changes in cash flows of the Borrower (after giving effect to the Merger) for the Fiscal Years 1997 - 1999 inclusive, prepared by the Borrower on an annual basis for the 1997 - 1999 Fiscal Years, together with supporting details and a statement of underlying assumptions, which have been delivered to the Lenders prior to the Closing Date.

          "Purchase Money Indebtedness" means Indebtedness incurred to finance
           ---------------------------
part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had an interest at any time prior to such purchase.

          "Purchase Price" means "Purchase Price" as that term is defined in the
           --------------
Acquisition Agreement.

          "Purchasing Lender" means any Person purchasing all or any part of the
           -----------------
rights and obligations under this Agreement and the Notes of any Lender pursuant to a Transfer Supplement in accordance with Section 9.11.
                                            ------------

          "Quarterly Payment Date" means the last day of each March, June,
           ----------------------
September and December or, if such day is not a Business Day, the immediately preceding Business Day.

          "Reference Lenders" means, collectively, The Chase Manhattan Bank,
           -----------------
N.A., Citibank, N.A. and Morgan Guaranty Trust Company of New York.

          "Register" means the register for the recordation of the names and
           --------
addresses of the Lenders and the Revolving Loan Commitment of, and the principal amounts of the Loans owing to, each Lender from time to time, as provided in clause (c) of Section 9.11.
              ------------

          "Regulatory Approval" means each and every approval, consent, filing
           -------------------
and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, for the granting of any security contemplated hereby or thereby, for the validity or enforceability hereof or thereof, or for the consummation of the transaction contemplated by the Loan Documents, including, without limitation, the Acquisition and the Merger.

          "Regulatory Change" means, as to any or all of the Lenders or the
           -----------------
Agent, the adoption of or any change in (including, without limitation, any change in the interpretation of) any:

          (a) United States federal or state law or foreign law applicable to the Agent or such Lender; or

          (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or such Lender.

          "Required Lenders" means, as the context may require at any time,
           ----------------
Lenders having, in the aggregate, 66-2/3% or more of (a) the Bridge Loans at any time prior to the Merger Consummation Date, and (b) the Revolving Loan Commitment, the Revolving Loans and the Term Loan on and after the Merger Consummation Date.

          "Requirements of Law" means, as to any Person, the Organic Documents
           -------------------
of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Requirement" means, relative to any Interest Period for any
           -------------------
Eurodollar Loans, from time to time during such Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurodollar Liabilities", as currently defined under Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

          "Responsible Officer" means the chief executive officer, the chief
           -------------------
operating officer and the chief financial officer of the Borrower.

          "Revolving Loan" means, relative to any Lender, any loan made by such
           --------------
Lender to the Borrower pursuant to Section 2.2.2.
                                   -------------

          "Revolving Loan Availability" means, on any date, the excess of (a)
           ---------------------------
the Revolving Loan Commitment Amount minus (b) the then aggregate principal
                                     -----
amount of all outstanding Revolving Loans.

          "Revolving Loan Commitment" means the collective commitments of the
           -------------------------
Lenders to make Revolving Loans pursuant to Section 2.2.2 if the conditions set
                                            -------------
forth in Section 4.2 and Section 4.3 are met.
         -----------     -----------

          "Revolving Loan Commitment Amount" means $5,000,000.
           --------------------------------

          "Revolving Loan Commitment Termination Date" means the earliest of:
           ------------------------------------------

          (a) the Stated Maturity Date for Revolving Loans;

          (b) immediately and without further action upon the occurrence of any Event of Default described in Section 7.1.4;
                              -------------

          (c) immediately when any other Event of Default shall have occurred and be continuing and either:

               (i) the Revolving Loans shall be declared to be due and payable pursuant to Section 7.3; or
            -----------

          (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving Loan Commitment has been terminated; and

          (d) immediately upon the occurrence of a Change in Control.

          "Revolving Note" means a promissory note of the Borrower dated the
           --------------
date hereof and substantially in the form of Exhibit C-2, and shall also refer
                                             -----------
to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Revolving Percentage" of any Lender means, at any time, in respect of
           --------------------
the Revolving Loan Commitment and the Revolving Loans, the percentage set forth opposite such

Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section 9.11.
                     ------------

          "Secretary" means, with respect to any Person, the secretary,
           ---------
assistant secretary, clerk, assistant clerk or comparable officer of such Person.

          "Security Documents" means, collectively, the Brunswick Pledge
           ------------------
Agreement, the Brunswick Security Agreement, the Brunswick Patent Agreement, the Brunswick Trademark Assignment, the Technology Patent Assignment, the Technology Trademark Assignment, the Cash Reserve Account Agreement, the assignment of the Interest Rate Contracts described in Section 6.1.13, the collateral assignment
                                     --------------
of the Estate Registration  Rights Agreement described in clause (g) of Section
                                                                        -------
4.1.8, the collateral assignment of rights under Acquisition Agreement and all
- -----
other documents described in clause (f) of Section 4.1.8, each other Instrument
                                           -------------
at any time delivered in connection with this Agreement to secure the Obligations and, from and after the Merger Consummation Date, the Assumption Agreement, the STI Security Agreement, STI Patent Assignment, STI Trademark Assignment, the STI Pledge Agreement, the Mortgages described in clause (h) of
Section 4.2.9, the Share Charge and the assignment of "key-man" life insurance
- -------------
described in clause (i) of Section 4.2.9.
                           -------------

          "Senior Debt Leverage Ratio" means, for any period, the ratio of (a)
           --------------------------
the aggregate outstanding principal amount of the Loans as of the last day of such period to (b) EBITDA for such period.

          "Senior Debt Service" means, for any period, the sum of (a) Interest
           -------------------
Expense with respect to the Loans during such period, plus (b) principal repayments, if any, of the Loans during such period required to be made pursuant to clause (c) of Section 3.3.1.
                 -------------

          "Senior Debt Service Ratio" means, for any period, the ratio of (a)
           -------------------------
EBITDA for such period to (b) Senior Debt Service for such period.

          "Share Charge" means the Share Charge, dated the Merger Consummation
           ------------
Date, made by STI in favor of the Agent, for its benefit and the ratable benefit of the Lenders, in respect of all of the outstanding shares of STI International Limited held by STI, in form and substance satisfactory to the Agent.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
ERISA, other than a Multiemployer Plan.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities of such Person (including all liabilities and obligations of such Person, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. The amount attributed to contingent liabilities shall be discounted to reflect the likelihood that such liabilities shall become payable.

          "Stated Maturity Date" means, (a) with respect to the Bridge Loan,
           --------------------
October 15, 1996, unless the Borrower requests a ninety-day extension in writing and the Extension Criteria have been met, in which case the Stated Maturity Date shall be January 15, 1997, and (b) with respect to the Term Loan and the Revolving Loans, the fifth anniversary of the Merger Consummation Date.

          "STI" means Survival Technology, Inc., a Delaware corporation.
           ---

          "STI Patent Assignment" means, collectively, each Collateral
           ---------------------
Assignment and Security Agreement (Patents), dated as of the Merger Consummation Date, in substantially the form of the Brunswick Patent Assignment, made by STI or one of its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "STI Pledge Agreement" means the Stock and Notes Pledge Agreement,
           --------------------
dated as of the Merger Consummation Date, in substantially the form of the Brunswick Pledge Agreement, made by STI in favor of the Agent, for itself and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect, pursuant to which STI shall pledge to the Agent all of the issued and outstanding stock of its Subsidiaries located in the United States and all promissory notes and other instruments and securities held by STI, as security for the Obligations.

          "STI Security Agreement" means the Security Agreement, dated as of the
           ----------------------
Merger Consummation Date, in substantially the form of the Brunswick Security Agreement, made by STI and each of its Subsidiaries located in the United States (other than the Inactive Subsidiaries) in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "STI Subsidiary Guaranty" means the Subsidiary Guaranty, dated as of
           -----------------------
the Merger Consummation Date, in substantially the form of the Brunswick Subsidiary Guaranty, made by each Subsidiary (other than the Inactive Subsidiaries) of STI located in the United States in favor of the Agent and the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "STI Shares" means the 1,888,126 shares of Common Stock, $.10 par
           ----------
value, of STI purchased by Brunswick pursuant to the Acquisition Agreement.

          "STI Trademark Assignment" means, collectively, each Collateral
           ------------------------
Assignment and Security Agreement (Trademarks), dated as of the Merger Consummation Date, in substantially the form of the Brunswick Trademark Assignment, made by STI or one of its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Stock" means all shares of capital stock of or in a corporation,
           -----
whether voting or non-voting, and including, without limitation, common stock and preferred stock.

          "Subsidiary" of any corporation means any other corporation greater
           ----------
than 50% of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower. Unless otherwise indicated, references to Subsidiaries of Brunswick on the Closing Date and as of any time thereafter, but prior to the Merger Consummation Date, shall include STI and its Subsidiaries.

          "Subsidiary Note" means a promissory note made by a Subsidiary payable
           ---------------
to the Borrower and meeting the requirements of Section 6.2.7(e).
                                                ----------------

          "Taxes" means all taxes, levies, imposts, deductions, charges or
           -----
withholdings, and all liabilities with respect thereto, excluding, in the case
                                                        ---------
of each Lender and the Agent, taxes imposed on or measured by its net income and franchise taxes imposed on it.

          "Technology" means Brunswick Biomedical Technologies, Inc., a
           ----------
Massachusetts corporation and a Subsidiary of the Borrower.

          "Technology Patent Assignment" means the Collateral Assignment and
           ----------------------------
Security Agreement (Patents), dated as of the Closing Date, made by Technology in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Technology Trademark Assignment" means the Collateral Assignment and
           -------------------------------
Security Agreement (Trademarks), dated as of the Closing Date, made by Technology in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

          "Term Loan" means, collectively, the loans, in an aggregate principal
           ---------
amount equal to $10,000,000, to be converted from $10,000,000 of the outstanding principal balance of the Bridge Loan on the Merger Consummation Date pursuant to

Section 2.2.1.
- -------------

          "Term Loan Commitment" means the collective commitments of the Lenders
           --------------------
to extend the Term Loan pursuant to Section 2.2.1 by converting $10,000,000 of
                                    -------------
the outstanding principal balance of the Bridge Loan into the Term Loan on the Merger Consummation Date if the conditions set forth in Section 4.2 and Section
                                                        -----------     -------
4.3 are met.
- ---

          "Term Note" means a promissory note of the Borrower dated the date
           ---------
hereof and substantially in the form of Exhibit C-3, and shall also refer to all
                                        -----------
other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Term Percentage" of any Lender means, at any time, in respect of the
           ---------------
Term Loan, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section
                                                                        -------
9.11.
- ----

          "Total Debt Leverage Ratio" means, for any period, the ratio of (a)
           -------------------------
the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries as of the last day of such period to (b) EBITDA for such period.

          "Transfer Supplement" means a Transfer Supplement, substantially in
           -------------------
the form of Exhibit G, executed pursuant to Section 9.11.
            ---------                       ------------

          "Trial Merger Pro Forma Balance Sheet" means the pro forma balance
           ------------------------------------            --- -----
sheet of the Borrower, assuming the Merger will occur on August 1, 1996, prepared by Brunswick based on the financial statements described in clauses a(i)-(iv) of Section 5.4 and
                                                              -----------
the Projections and after giving effect to the transactions contemplated to occur on the Closing Date.

          "type" means, relative to any Borrowing or Loan, the portion thereof
           ----
being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC" means the Uniform Commercial Code of any applicable
           ---
jurisdiction, as in effect from time to time.

          "United States" or "U.S." means the United States of America, its 50
           -------------      ----
States and the District of Columbia.

          "Written" or "in writing" means any form of written communication or a
           -------      ----------
communication by means of telephonic facsimile device.

          SECTION 1.2    Use of Defined Terms.  Unless otherwise defined or the
                         --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note, Borrowing Request, Compliance Certificate, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

          SECTION 1.3    Cross-References.  Unless otherwise specified,
                         ----------------
references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

          SECTION 1.4    Accounting and Financial Determinations.  Unless
                         ---------------------------------------
otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                                 ARTICLE 2

                                COMMITMENTS

          SECTION 2.1  Bridge Loan.  Subject to the terms and conditions of this
                       -----------
Agreement, each Lender severally and for itself alone agrees to make a single Loan to the Borrower on the Closing Date equal to its Bridge Percentage of $11,000,000.

          SECTION 2.2  Term Loan and Revolving Loan Commitment.  Subject to the
                       ---------------------------------------
terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make its Term Percentage of the Term Loan described in Section
                                                                       -------
2.2.1 and to provide its Revolving Percentage of the Revolving Loan Commitment
- -----
described in Section 2.2.2.
             -------------

          SECTION 2.2.1  Term Loan.  On the Merger Consummation Date, each
                         ---------
Lender will convert a portion of the Bridge Loan equal to its Term Percentage of $10,000,000, which portion shall thereafter constitute such Lender's portion of the Term Loan.

          SECTION 2.2.2  Revolving Loan Commitment.  Each Lender will, from time
                         -------------------------
to time on any Business Day occurring during the period commencing on the Merger Consummation Date and continuing to (but not including) the Revolving Loan Commitment Termination Date, make Revolving Loans to the Borrower equal to its Revolving Percentage of the aggregate amount of any Borrowing of Revolving Loans requested by the Borrower to be made on such Business Day in accordance with
Section 3.1.
- -----------

          SECTION 2.2.3  Limitations on Revolving Credit Commitment.  No Lender
                         ------------------------------------------
shall be required to make any Revolving Loan, if after giving effect thereto:

          (a) the then aggregate outstanding principal amount of all Revolving Loans would exceed the Revolving Loan Commitment Amount less the amount of reserves established by the Agent pursuant to Section 2.3; or
                                              -----------

          (b) the then aggregate outstanding principal amount of such Lender's Revolving Loans would exceed its Revolving Percentage of an amount equal to the Revolving Loan Commitment Amount less the amount of reserves established by the Agent pursuant to Section 2.3.
                  -----------

Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans, in all cases pursuant to the Revolving Loan Commitment.

          SECTION 2.3  Establishment of Reserves.  The Agent shall have the
                       -------------------------
right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens; (ii) Environmental Liabilities and Costs, (iii) sums as to which the Agent and the Lenders are permitted to make Revolving Loans on the Borrower's behalf under
Section 3.3.3 of this Agreement; and (iv) by thirty (30) days prior written
- -------------
notice by the Agent to the Borrower, such other matters, events, conditions or contingencies as to which the Agent, based on the Agent's customary credit considerations, reasonably determines reserves should be established from time to time hereunder.

          SECTION 2.4  Commitment Fee.  The Borrower agrees to pay to the Agent,
                       --------------
for the account of each Lender, a nonrefundable fee for the period from the Closing Date to and including the Revolving Loan Commitment Termination Date, equal to such Lender's Revolving Percentage of one-half of one percent (0.50%) per annum of the difference between (A) the Revolving Loan Commitment Amount and
(B) the average daily aggregate outstanding principal amount of all Revolving Loans. The fee described in this Section 2.4 shall be calculated on a daily
                                  -----------
basis and shall be payable by the Borrower in arrears on each Monthly Payment Date and on the Revolving Loan Commitment Termination Date.

          SECTION 2.5  Increased Costs; Capital Adequacy.  (a)  The Borrower
                       ---------------------------------
shall pay to each Lender from time to time on demand such amounts as such Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which such Lender determines are attributable to its making or maintaining Loans, or maintaining Commitments hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans, Commitments or obligation, in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans or Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office); or
(ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such bank (including, without limitation, a request or requirement which affects the manner in which any Lender or the holding company of any thereof allocates capital resources to commitments, including the Commitments and obligations of such Lender hereunder). Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this clause (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

          (b) Without limiting the effect of the foregoing provisions of this
Section 2.5 (but without duplication), the Borrower shall pay to each Lender
- -----------
from time to time upon demand by such Lender such amounts as the Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans its obligation to make the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Lender will notify the Borrower with a copy to the Agent) if it is entitled to compensation pursuant to this clause (b) as promptly as practicable after it determines to request such compensation.

          (c) Each notice delivered by any Lender pursuant to this Section 2.5
                                                                   -----------
shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive of the matters stated therein and be binding upon the Borrower. In determining such amount, any Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

          (d) Upon the receipt by the Borrower from any Lender of a claim for compensation pursuant to this Section 2.5, the Borrower may obtain a replacement
                              -----------
bank, financial institution or other lender satisfactory to the Borrower and the Agent to acquire and assume all or part of such affected Lender's Loans and Commitments and such affected Lender shall transfer all or such part of its Loans and Commitments upon receipt of the purchase price therefor (which shall equal the outstanding principal amount of its Loans plus all accrued and unpaid interest and fees to the date of purchase, plus all other amounts owing by the Borrower) to such affected Lender under this Agreement. Any such replacement bank, financial institution or other lender shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                                 ARTICLE 3

                                LOANS AND NOTES

          SECTION 3.1  Borrowing Procedure.  By delivery of a Borrowing Request
                       -------------------
to the Agent on or before 11:00 a.m., New York City time, on any day, the Borrower may request that the Bridge Loan be made on such day. By delivering a Borrowing Request to the Agent at the Agent's Atlanta Office on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may (a) request, on not less than one (1) Business Day's advance notice in the case of Base Rate Loans and not less than three (3) Business Days' advance notice in the case of Eurodollar Loans, that the Term Loan be made on the Merger Consummation Date; and (b) from time to time request, on not less than one (1) nor more than three
(3) Business Days' notice, in the case of Base Rate Loans, and not less than three (3) nor more than five (5) Business Days' notice in the case of Eurodollar Loans, that a Borrowing of Revolving Loans be made on the Business Day specified in such Borrowing Request. Borrowings of Base Rate Loans shall be in a minimum aggregate amount equal to $250,000 and in integral multiples of $50,000 or, if less, the amount of the Revolving Loan Availability immediately prior to such Borrowing. Borrowings of Eurodollar Loans shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000. The Term Loan shall be made on the Merger Consummation Date, and each Revolving Loan shall be made on the Business Day specified in the Borrowing Request therefor, which Business Day shall be on or after the Merger Consummation Date. On such Business Day, each Lender shall, on or before 2:00 p.m., New York City time, deposit same day funds with the Agent in an amount equal to such Lender's Percentage of the requested Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. The proceeds of all Borrowings shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; provided,
                                                                 --------
however, that in each case the Agent shall be required to make available to the
- -------
Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION 3.2  Notes.  All Loans made by each Lender shall be evidenced:
                       -----

          (a) in the case of such Lender's portion of the Bridge Loan, by a Bridge Note payable to the order of such Lender in a principal amount equal to such Lender's Bridge Percentage of the Bridge Loan;

          (b) in the case of such Lender's portion of the Term Loan, by a Term Note payable to the order of such Lender in a principal amount equal to such Lender's Term Percentage of the Term Loan; and

          (c) in the case of such Lender's Revolving Loans, by a Revolving Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Percentage of the Revolving Loan Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Revolving Note (or on a continuation of any such grid attached to any Revolving Note and made a part thereof), which notations shall evidence, inter alia, the
                                                               ----------
date and outstanding principal amount of the Revolving Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Revolving Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

          SECTION 3.3  Principal Payments.  Repayments and prepayments of
                       ------------------
principal of the Loans shall be made in accordance with this Section 3.3.
                                                             -----------

          SECTION 3.3.1  Repayments and Prepayments.  The Borrower will make
                         --------------------------
payment in full of all unpaid principal of each Loan at its Stated Maturity Date (or such earlier date as such Loan may become or be declared due and payable pursuant to Article 7). Prior thereto, the Borrower:
            ---------

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) as to partial prepayments of the Bridge Loan
       --------  -------
or the Term Loan, all such voluntary prepayments shall require at least three
(3) Business Days prior notice to the Agent, (ii) as to the Bridge Loan, the Term Loan and the Revolving Loans, all such voluntary prepayments shall be in a minimum amount of $50,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of the Bridge Loan, the Term Loan or the Revolving Loans, as the case may be), and (iii) as to the voluntary prepayment in full of the Bridge Loan and the Term Loan and the termination of the Revolving Loan Commitment, such prepayment shall require at least five (5) Business Days prior written notice to the Agent;

          (b) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving Loans exceeds the Revolving Loan Commitment Amount, make a mandatory prepayment of the outstanding principal amount of Revolving Loans in an amount equal to such excess amount;

          (c) shall, on each Quarterly Payment Date, commencing on the third
(3rd) Quarterly Payment Date occurring after the Merger Consummation Date, make a scheduled payment of a portion of the outstanding principal amount of the Term Loan in an amount equal to the lesser of (i) the outstanding principal balance
                               ------
of the Term Loan, and (ii) the amount shown below opposite each such Quarterly Payment Date:

                                                    Quarterly
Quarterly Payment Dates Occur-                      Principal
 ring During the Period from:                        Payment
- ------------------------------                       --------
  Merger Consummation Date through but
     excluding the first anniversary of the
     Merger Consummation Date                        $250,000

  First anniversary of the Merger Consummation
     Date through but excluding the second
     anniversary of the Merger Consummation Date     $500,000

  Second anniversary of the Merger Consummation
     Date through but excluding the third
     anniversary of the Merger Consummation Date     $500,000

  Third anniversary of the Merger Consummation
     Date through but excluding the fourth
     anniversary of the Merger Consummation Date     $625,000

  Fourth anniversary of the Merger Consummation
     Date through and including the Stated Maturity
     Date for the Term Loan                          $750,000

          (d) shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Disposition Proceeds (other than from dispositions of assets permitted under clause (a) of Section 6.2.11) which in the aggregate
                                     --------------
equal or exceed $250,000 in any Fiscal Year, if received prior to the Merger Consummation Date, make a mandatory prepayment of the Bridge

Loan, and if received after the Merger Consummation Date, make a mandatory prepayment of the Term Loan, in each case in an aggregate amount equal to such Net Disposition Proceeds; provided that this clause (d) of Section 3.3.1 shall
                          --------                         -------------
not in any event be deemed a consent to any disposition by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

          (e) shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Securities Proceeds, if received prior to the Merger Consummation Date make a mandatory prepayment of the Bridge Loan, and if received after the Merger Consummation Date make a mandatory prepayment of the Term Loan, in each case in an aggregate amount equal to such Net Securities Proceeds; provided that this clause (e) of Section 3.3.1 shall not in any event
          --------                         -------------
be deemed a consent to any issuance of Stock or the incurrence of Indebtedness by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

          (f) shall, concurrently with the delivery of the financial information required under clause (a)(i) of Section 6.1.1 (but in no event later than the
                                -------------
date such information is required to be delivered), make a mandatory prepayment of a portion of the outstanding principal amount of the Term Loan in an amount equal to 75% of Excess Cash Flow for the Fiscal Year with respect to which such financial information was delivered or is required to be delivered;

          (g) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount by which such condemnation awards exceed the actual cost incurred to replace or restore the property or asset which was the subject of such Loss as nearly as practicable to conditions prior to such Loss;

          (h) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

          (i) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

          (j) shall, concurrently with the receipt by the Borrower of any proceeds of the life insurance policies described in clause (c) of Section
                                                                   -------
6.1.5, make a mandatory prepayment of the Loans in an amount equal to the amount
- -----
of such insurance proceeds;

          (k) shall, concurrently with the receipt by the Borrower of any amount payable by the Estate to the Borrower pursuant to or as a result of the breach by the Estate of the Acquisition Agreement, make a mandatory prepayment in an aggregate amount equal to the amount so received;

          (l) shall, on the earlier of the Merger Consummation Date or the Stated Maturity Date for the Bridge Loan, repay the Bridge Loan in an amount equal to the cash balance on deposit in the Cash Reserve Account on such date (and the Borrower hereby irrevocably authorizes and directs the Agent to apply such cash balance for such purpose); and

          (m) shall prepay the entire outstanding principal amount of the Loans together with accrued and unpaid interest and all of the outstanding Obligations hereunder upon the occurrence of a Change in Control.

          SECTION 3.3.2  Application. Each prepayment or repayment of principal
                         -----------
required under clauses (d) through (k) of Section 3.3.1 prior to the Merger
                                          -------------
Consummation Date shall be applied to the Bridge Loan and, subsequent to the Merger Consummation Date, shall be applied in inverse order to the scheduled installments due on the Term Loan under clause (c) of Section 3.3.1.
                                                      -------------

          SECTION 3.3.3  Revolving Loans on Borrower's Behalf. The Lenders are
                         ------------------------------------
authorized to, and at their option may, make Revolving Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Revolving Loans shall be made when and as the Borrower fails promptly to pay same, and all such Revolving Loans shall constitute Revolving Loans made to the Borrower and shall be secured by all of the Collateral.

          SECTION 3.4  Interest.  Interest on the outstanding principal amount
                       --------
of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this Section 3.4.
                     -----------

          SECTION 3.4.1  Bridge Loan Rate.  Subject to Section 3.4.5, the Bridge
                         ----------------              -------------
Loan shall accrue interest at a rate per annum equal to the ING Alternate Base Rate (as in effect from time to time) plus the Bridge Loan Applicable Margin.
                                      ----

          SECTION 3.4.2  Term Loan Rate.  Subject to Section 3.4.5, the Term
                         --------------              -------------
Loan or any portion thereof shall accrue interest at the following rates per annum, at the election of the Borrower, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

          (a) during such periods as the Term Loan or portion thereof is a Base Rate Loan, the ING Alternate Base Rate (as in effect from time to time) plus
                                                                        ----
1.50%, and

          (b) during such periods as the Term Loan or portion thereof is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for and Interest Period plus 3.50%.
                        ----

          SECTION 3.4.3  Revolving Loan Rate.  Subject to Section 3.4.5,
                         -------------------              -------------
Borrowings of Revolving Loans shall accrue interest at the following rates per annum, at the election of the Borrower pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

          (a) during such periods as such Borrowing consists of Base Rate Loans, the ING Alternate Base Rate (as in effect from time to time) plus 1.25%, and
                                                             ----

          (b) during such periods as such Borrowing consists of Eurodollar Loans, for each Interest Period relating thereto, the Eurodollar Rate for such Interest Period plus 3.25%.
                ----

          SECTION 3.4.4  Continuation and Conversion Elections.  By delivering a
                         -------------------------------------
Continuation/Conversion Notice to the Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 of Revolving Loans or the Term Loan be, in the case of Base Rate Loans, converted to Eurodollar Loans or, in the case of Eurodollar Loans, continued as Eurodollar Loans; provided, however, that:
                                                 --------  -------

          (a) each such continuation or conversion shall be pro rata among the
                                                            --- ----
applicable outstanding Term Percentages of the Term Loan or Revolving Percentages of Revolving Loans, as the case may be, of all Lenders; and

          (b) no portion of the outstanding principal amount of any Loan may be continued as, or converted into, a Eurodollar Loan when any Default has occurred and is continuing.

The Agent shall give prompt telephonic notice to each Lender of the interest rate determined pursuant to this Section 3.4.4 with respect to such Loans.
                                 -------------
Absent delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

          SECTION 3.4.5  Post-Default Rates.  From and after the occurrence of
                         ------------------
an Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and Obligations.

          SECTION 3.4.6  Payment Dates.  Accrued interest on any Loans shall be
                         -------------
payable, without duplication:

          (a) on the Stated Maturity Date applicable to such Loans;

          (b) with respect to any portion of any Loan prepaid or repaid pursuant to Section 3.3.1, on the date such prepayment or repayment is due as provided in
   -------------
Section 3.3.1 and, in the case of a voluntary prepayment, on the date set forth
- -------------
in any notice required for such prepayment;

          (c) with respect to Base Rate Loans, on each Monthly Payment Date, commencing with the first such day following the Closing Date;

          (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and if such Interest Period shall exceed three months, also on the numerically corresponding day of the third calendar month after the commencement of such Interest Period);

          (e) with respect to any Base Rate Loans converted into Eurodollar Loans on a day which is not a Monthly Payment Date, on the date of such conversion; and

          (f) on the date of acceleration of such Loans pursuant to Section 7.2
                                                                    -----------
or Section 7.3.
   -----------

Interest accruing at the Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts (including overdue interest), shall be payable upon demand. The Borrower hereby irrevocably authorizes and directs the Agent to withdraw from the Cash Reserve Account on each day that accrued interest on the Bridge Loan shall be due and payable in accordance with this
Section 3.4.6, an amount equal to the amount of accrued interest so due and
- -------------
payable
and to apply such amount withdrawn from the Cash Reserve Account to the payment of such interest.

          SECTION 3.4.7  Rate Determinations.  All determinations by the Agent
                         -------------------
of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

          SECTION 3.4.8  Limitation on Types of Loans.  Anything herein to the
                         ----------------------------
contrary notwithstanding, if on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (a) the Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) the Required Lenders determine in good faith, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be converted into Base Rate Loans in accordance with Section 3.4.10 hereof.
                                   --------------

          SECTION 3.4.9  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 3.4.10 hereof shall be applicable). If requested by
                  --------------
the Borrower, any such Lender shall use reasonable efforts to designate another Applicable Lending Office, provided that such designation would not, in the discretion of such Lender exercised in good faith, be materially disadvantageous to such Lender or in any manner contrary to such Lender's policy.

          SECTION 3.4.10 Treatment of Affected Loans.  If the obligation of any
                         ---------------------------
Lender to make Eurodollar Loans or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections 3.4.8 or 3.4.9 hereof,
                                                --------------    -----
such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a conversion required by Sections 3.4.8 or 3.4.9
                                                   --------------    -----
hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.4.8 or 3.4.9 hereof which
                                          --------------    -----
gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans which would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

Promptly after the circumstances specified in Sections 3.4.8 or 3.4.9 which gave
                                              --------------    -----
rise to the conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.4.10 no longer exist, such Lender shall give the Agent and the
- --------------
Borrower notice thereof, and the Borrower may thereafter request conversion of such Loans to Eurodollar Loans, subject to the subsequent application of Section
                                                                         -------
3.4.8 or 3.4.9.
- -----    -----

          SECTION 3.4.11 Compensation.  The Borrower shall pay to the Agent for
                         ------------
the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

          (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 7 hereof) on a date other than the last day of the
                      ---------
Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article
                                                                        -------
4 hereof to be satisfied) to
- -
borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the Borrowing Request given pursuant to Section 3.1 hereof.
                                                     -----------

          SECTION 3.5    Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 3.5, free and clear of and without deduction for
                     -----------
any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or
                                                 -----------
the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law;

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document;

          (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in clauses (a) and (b) of this
Section 3.5 (including, without limitation, any such taxes, charges and levies
- -----------
imposed by any jurisdiction on amounts payable under this Section 3.5) paid by
                                                          -----------
such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this clause (c) shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor;

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.2,
                                                                  -----------
the original or a certified copy of any receipt received by the Borrower evidencing payment thereof;

          (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Foreign Lenders's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or (ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower;

          (f) In the event that the Agent or any Lender receives a refund or credit that, in the good faith determination of the Agent or such Lender, is attributable to any taxes paid on its behalf by the Borrower in accordance with this Section 3.5, the Agent or such Lenders, as the case may be, shall pay an
     -----------
amount equal to such refund or credit to the Borrower; and

          (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 3.5 shall
                                                            -----------
survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 3.6    Payments, Interest Rate Computations, Other
                         -------------------------------------------
Computations, etc.  All payments by the Borrower pursuant to this Agreement, the
- -----------------
Notes or any other Loan Document, (a) in respect of principal or interest on the Bridge Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the
         --------
Bridge Notes, (b) in respect of principal or interest on the Term Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata
                                                                     --------
according to their respective unpaid principal amounts of the Term Notes and,
(c) in respect of principal or interest on the Revolving Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to
                                                          --- ----
their respective unpaid principal amounts of the Revolving Notes. The payment of the commitment fee referred to in Section 2.4 shall be made by the Borrower
                                     -----------
to the Agent for the account of the Lenders entitled thereto pro rata according
                                                             --------
to their respective Revolving Percentages. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under the Facility Fee Letter) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in the type of funds received to each Lender notified to the Agent its share, if any, of such payments received by the Agent for the account of such Lender or holder. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (365 days in the case of interest computed on the basis of the ING Alternate Base Rate). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

          SECTION 3.7    Proration of Payments.  If any Lender shall obtain any
                         ---------------------
payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's or holder's pro rata share of payments
                                                   --------
then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its pro rata share shall purchase from the other Lenders
                          --- ----
such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the
                           --------  -------
excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 3.7 may, to the fullest extent permitted by law, exercise all its rights
- -----------
of payment (including pursuant to Section 3.8) with respect to such
                                  -----------
participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.7 applies, such Lender shall, to the
                                  -----------
extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.7 to share
                                                            -----------
in the benefits of any recovery on such secured claim.

          SECTION 3.8    Setoff.  In addition to and not in limitation of any
                         ------
rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and
                             --------  -------
application shall be subject to the provisions of Section 3.7.
                                                  -----------

          SECTION 3.9    Use of Proceeds.
                         ---------------

          (a) The Borrower shall use the proceeds of the Bridge Loan on the Closing Date (i) to pay a portion of the Purchase Price, and (ii) to pay costs and expenses arising in connection with the transactions contemplated hereby which are set forth in Item 1 (Transaction
                       ------

Costs) of the Disclosure Schedule, all as more specifically described in Item 2
                                                                         ------
(Sources and Uses) of the Disclosure Schedule.

          (b) By conversion of $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan, the Term Loan shall constitute an extension and renewal of such portion of the Bridge Loan, and the Term Loan shall not constitute or otherwise be deemed a repayment, refinancing or novation of any portion of the Bridge Loan.

          (c) The Borrower shall use the proceeds of (i) the Revolving Loans made on the Merger Consummation Date to refinance the remaining principal balance of the Bridge Loan after conversion of $10,000,000 thereof into the Term Loan, and to refinance in full the outstanding Indebtedness of STI described in
Item 3 (Indebtedness of STI to be Refinanced) of the Disclosure Schedule and
- ------
(ii) the Revolving Loans made after the Merger Consummation Date for the on-going working capital needs of the Borrower.

          (d) No part of the proceeds of any Loans shall be used for any purpose which violates Regulations G, T, U or X of the F.R.S. Board.

          SECTION 3.10.  Replacement of Lender Under Certain Circumstances.  If
                         -------------------------------------------------
(x) the obligation of any Lender to make Eurodollar Loans or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections 3.4.8 or 3.4.9 or (y) the Borrower shall be required by law to deduct
- --------------    -----
any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender in respect of which the Borrower is required to increase amounts payable to such Lender under subsection (a) of Section 3.5, in either such case
                                               -----------
the Borrower may obtain a replacement bank, financial institution or other lender to acquire and assume all or part of such affected Lender's Loans and Revolving Loan Commitment and such affected Lender shall transfer all or such part of its Loans and Revolving Loan Commitment upon receipt of the purchase price therefor (which shall equal the outstanding principal amount of its Loans plus all accrued and unpaid interest and fees to the date of purchase, plus all other amounts owing by the Borrower to such affected Lender under this Agreement. Any such replacement bank, financial institution or other lender shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                                   ARTICLE 4

                              CONDITIONS TO LOANS

          SECTION 4.1  Bridge Loan.  The obligations of the Lenders to fund the
                       -----------
Bridge Loan on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.
                                                                   -----------

          SECTION 4.1.1  Resolutions, etc.  The Agent shall have received:
                         ----------------

          (a) a certificate, dated the Closing Date, of the Secretary of each Loan Party as of the Closing Date as to:

          (i) resolutions of its Board of Directors, then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

          (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Loan Party canceling or amending such prior certificates;

          (b) copies of the Organic Documents of each Loan Party as of the Closing Date certified by, in the case of the charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary, which documents shall be satisfactory to the Agent;

          (c) a so-called "good standing" certificate with respect to each Loan Party as of the Closing Date from the appropriate Governmental Authority of the State of its incorporation;

          (d) evidence of qualification of each Loan Party as of the Closing Date to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change; and

          (e) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation or Regulatory Approval.

          SECTION 4.1.2  Bridge Notes.  The Agent shall have received for the
                         ------------
account of each Lender, such Lender's Bridge Note, in each case duly executed and delivered pursuant to clause (a) of Section 3.2.
                                        -----------

          SECTION 4.1.3  Subsidiary Guaranty.  The Agent shall have received for
                         -------------------
the account of each Lender the Brunswick Subsidiary Guaranty, duly executed and delivered by each Subsidiary of Brunswick located in the United States, other than STI and its Subsidiaries and other than the Inactive Subsidiaries.

          SECTION 4.1.4  No Contest, etc.  No litigation, arbitration,
                         ----------------
governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of Brunswick, threatened which:

          (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief from Brunswick, Technology or, to the knowledge of Brunswick, the Estate, as a result of, the transactions contemplated by or in connection with the Acquisition Agreement, this Agreement or any Loan Document; or

          (b) would, in the opinion of the Agent, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in Item 4 (Litigation) of the Disclosure Schedule, in
                           ------
the reasonable opinion of the Agent, could result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          SECTION 4.1.5  Certificate as to Completed Conditions, Warranties, No
                         ------------------------------------------------------
Default, etc.  The Agent shall have received a certificate, dated the Closing
- -------------
Date, of the chief executive officer of Brunswick, to the effect that:

          (a) all conditions precedent set forth in this Section 4.1 and in
                                                         -----------
Section 4.3 have been satisfied;
- -----------

          (b) all representations and warranties set forth in Article 5 are true
                                                              ---------
and correct in all material respects;

          (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

          (d) no Default has occurred and is continuing.

          SECTION 4.1.6    Opinion of Counsel.  The Agent shall have received
                           ------------------
opinion letters, dated the Closing Date and addressed to the Agent and all Lenders, from Palmer & Dodge, counsel to Brunswick and its Subsidiaries, in form and substance satisfactory to the Agent, and covering such matters as the Agent may request, including the Acquisition.

          SECTION 4.1.7  Closing Fees, Expenses, etc.  The Agent shall have
                         ----------------------------
received the facility fee, which was due and payable pursuant to the terms of the Facility Fee Letter, and all costs and expenses which have been invoiced and are payable upon the initial Borrowing pursuant to Section 9.3.
                                                   -----------

          SECTION 4.1.8  Security Documents and Perfection.  The Agent shall
                         ---------------------------------
have received:

          (a) The Brunswick Security Agreement, duly executed by an Authorized Officer of Brunswick and each Subsidiary of Brunswick located in the United States, other than STI and its Subsidiaries and other than the Inactive Subsidiaries;

          (b) The Brunswick Patent Assignment and the Brunswick Trademark Assignment duly executed by an Authorized Officer of Brunswick, and the Technology Patent Assignment and Technology Trademark Assignment duly executed by an Authorized Officer of Technology;

          (c) Evidence of all filings of the Financing Statements with respect to the Brunswick Security Agreement and other Security Documents executed on the Closing Date; searches or other evidence as to the absence of any perfected security interests or Liens (except those previously disclosed to and consented to by the Lenders); and evidence that all other actions (including all actions necessary such that the Brunswick Patent Assignment, the Brunswick Trademark Assignment, the Technology Patent Assignment and the Technology Trademark Assignment are acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents executed on the Closing Date have been taken as are necessary or appropriate to perfect such Liens;

          (d) The Brunswick Pledge Agreement, duly executed by an Authorized Officer of Brunswick;

          (e) All (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Brunswick Pledge Agreement, which pledged securities shall consist of the STI Shares and all outstanding Stock held by Brunswick in its other Subsidiaries located in the United States (other than the Inactive Subsidiaries) and (ii) all promissory notes and other instruments owned by Borrower duly endorsed in blank pledged under the Brunswick Pledge Agreement;

          (f) A collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of Brunswick's rights under the Acquisition Agreement and all other documents executed or delivered by the Estate pursuant to the Acquisition Agreement, duly consented to by the Estate, which assignment shall be in form and substance satisfactory to the Agent;

          (g) A collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of Brunswick's rights under the Estate Registration Rights Agreement, which assignment and registration rights shall be in form and substance satisfactory to the Agent;

          (h) The Cash Reserve Account Agreement, duly executed by Brunswick, the Agent and SunTrust Bank, Atlanta.

          SECTION 4.1.9  Employment Agreements; Compensation.  The Agent shall
                         -----------------------------------
have received copies of all employment agreements to which Brunswick or any of its Subsidiaries is a party (including STI or any of its Subsidiaries), and the Agent shall be satisfied in all respects with the levels of compensation (including, without limitation, fees, wages, salaries, deferred payment arrangements, stock options, incentive plans and pension or employee benefit contributions) paid to key members of management.

          SECTION 4.1.10 Pension and Welfare Liabilities.  The Agent shall have
                         -------------------------------
received (i) the most recent actuarial valuation report for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service for each such Single Employer Plan most recently filed with the Internal Revenue Service, and (ii) a report prepared by Brunswick in form and substance satisfactory to the Agent detailing any liabilities of Brunswick and each of its Subsidiaries and of STI and each of its Subsidiaries, and of each Commonly Controlled Entity of Brunswick or STI for post-retirement benefits under Plans which are welfare benefit plans.

          SECTION 4.1.11 Insurance.  The Agent shall have received evidence
                         ---------
satisfactory to it that the insurance maintained by Brunswick, STI and their respective Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts satisfactory to the Agent and, in the case of insurance maintained by Brunswick and its Subsidiaries (other than STI and its Subsidiaries), under policies naming the Agent as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complying with the requirements of this Agreement and the Security Documents.

          SECTION 4.1.12 Key Man Insurance.  Brunswick shall have purchased
                         -----------------
"key-man" life insurance policies in the total amount of $500,000 on the life of James H. Miller.

          SECTION 4.1.13 Financial Information, etc.  The Agent shall have
                         --------------------------
received the historical financial statements referred to in Section 5.4, the
                                                            -----------
Closing Date Pro Forma Balance Sheet, a Fair Saleable Value Balance Sheet for
             ---------
Brunswick as of the Closing Date, the Trial Merger Pro Forma Balance Sheet and
                                                   --- -----
the Projections.

          SECTION 4.1.14 Solvency, etc.  The Fair Saleable Value Balance Sheet
                         -------------
for Brunswick as of the Closing Date shall show that the assets of Brunswick are at least $6,540,888 greater than the liabilities of Brunswick (including all liabilities and obligations of Brunswick, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, except to the extent noted thereon); and the Agent shall have received a certificate of the chief executive officer of Brunswick dated the Closing Date, stating that, after giving effect to the consummation of the transactions contemplated by this Agreement to occur on the Closing Date (including the Acquisition and the making of the Bridge
Loan), each of Brunswick and Technology is Solvent.

          SECTION 4.1.15 Acquisition.  The Acquisition Agreement shall remain in
                         -----------
full force and effect and shall not have been amended, modified or supplemented without the Agent's approval, all conditions precedent to the consummation by Brunswick of the transactions contemplated by the Acquisition Agreement shall have been fully satisfied or waived with the consent of the Agent, Brunswick shall have delivered to the Agent evidence satisfactory to the Agent that the Acquisition shall be consummated simultaneously with the funding of the Bridge Loan substantially in accordance with the terms of the Acquisition Agreement, and Brunswick shall have delivered to the Agent each of the following:

          (a) resolutions of the boards of directors and, to the extent required, the stockholders of Brunswick, certified by the Secretary of Brunswick, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance of the Acquisition Agreement;

          (b) certified copies of all documents evidencing any other necessary corporate action, consents and Regulatory Approvals with respect to the consummation of the transactions contemplated by the Acquisition Agreement; and

          (c) a certificate from the chief executive officer of Borrower to the effect that attached thereto are true and correct copies of the Acquisition Agreement and each of the material documents, instruments and agreements executed and delivered pursuant to the Acquisition Agreement and making such statements of fact concerning the Acquisition and the other transactions consummated pursuant to such agreements as the Agent shall reasonably request.

          SECTION 4.1.16 Cash Reserve Fund.  Brunswick shall have established
                         -----------------
the Cash Reserve Account for the benefit of the Agent and shall have irrevocably directed the Agent to deposit from the proceeds of the Bridge Loan the sum of $1,000,000 in the Cash Reserve Account.

          SECTION 4.1.17.  Capital Contributions; Junior Subordinated Note.  The
                           -----------------------------------------------
Agent shall have received evidence that, since August 1, 1995, Brunswick has received not less than $7,000,000 in cash proceeds from the issuance of its Stock, and $1,000,000 in cash proceeds from the issuance of the Junior Subordinated Note.

          SECTION 4.1.18.  Other Documents, Certificates, Etc.  The Agent shall
                           -----------------------------------
have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

          SECTION 4.2    Term Loan and Revolving Loans.  The obligations of the
                         -----------------------------
Lenders to fund the Term Loan and Revolving Loans on the Merger Consummation Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.2.
                                       -----------

          SECTION 4.2.1  Resolutions, etc.  The Agent shall have received:
                         ----------------

          (a) a certificate, dated the Merger Consummation Date, of the Secretary of STI as to:

          (i) resolutions of its Board of Directors, then in full force and effect authorizing (A) the Merger, (B) the execution, delivery and performance of the Assumption Agreement, the Term Notes, the Revolving Notes and all other Loan

     Documents to which such Loan Party is a party and (C) the related transactions contemplated thereby, and

          (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Assumption Agreement, the Term Notes, the Revolving Notes and all Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Loan Party canceling or amending such prior certificates;

          (b) a certificate, dated as of the Merger Consummation Date, of the Secretary of each Subsidiary of STI executing a Loan Document as of the Merger Consummation Date as to:

          (i) resolutions of its Board of Directors, then in full force and effect, authorizing the execution, delivery and performance of each Loan Document to which such Subsidiary is a party and the transactions contemplated thereby, and

          (ii) the incumbency and signature of those of its officers authorized to act with respect to all Loan Documents to which it is a party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Subsidiary canceling or amending such prior certificate;

          (c) copies of the Organic Documents of STI and each Subsidiary of STI executing a Loan Document as of the Merger Consummation Date certified by, in the case of charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary, which documents shall be satisfactory to the Agent;

          (d) a so-called "good standing" certificate with respect to STI and each Subsidiary of STI executing a Loan Document as of the Merger Consummation Date from the appropriate Governmental Authority of the State of its incorporation;

          (e) evidence of qualification of STI and each Subsidiary of STI to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change; and

          (f) such other documents (certified if requested) as the Agent may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation or Regulatory Approval.

          SECTION 4.2.2  Term Notes and Revolving Notes.  The Agent shall have
                         ------------------------------
received for the account of each Lender, such Lender's Term Note and Revolving Note, in each case, duly executed and delivered by STI pursuant to clauses (b) and (c) of Section 3.2.
           -----------

          SECTION 4.2.3  STI Subsidiary Guaranty.  The Agent shall have received
                         -----------------------
for the account of each Lender the STI Subsidiary Guaranty, duly executed and delivered by each Subsidiary of STI located in the United States, other than the Inactive Subsidiaries.

          SECTION 4.2.4  Release of Liens on Assets.  All Indebtedness of STI
                         --------------------------
and its Subsidiaries described in Item 3 (Indebtedness of STI to be Refinanced)
                                  ------
of the Disclosure Schedule shall have been repaid in full and all holders of such Indebtedness shall have acknowledged such repayment, released STI and its Subsidiaries from any liability in respect of such Indebtedness, and released all Liens on the assets securing such Indebtedness pursuant to UCC-3 Termination Statements and other Instruments as shall be suitable or appropriate in connection therewith.

          SECTION 4.2.5  No Contest, etc.  No litigation, arbitration,
                         ----------------
governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of Brunswick or STI, threatened which:

          (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Merger or the transactions contemplated by or in connection with this Agreement, the Assumption Agreement or any other Loan Document; or

          (b) would, in the reasonable opinion of the Agent be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in Item 4 (Litigation) of the Disclosure Schedule, in
                           ------
the reasonable opinion of the Agent, could result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          SECTION 4.2.6  Certificate as to Completed Conditions, Warranties, No
                         ------------------------------------------------------
Default, etc.  The Agent shall have received a certificate, dated the Merger
- -------------
Consummation Date, of the chief executive officer of STI to the effect that;

          (a) all conditions precedent set forth in this Section 4.2 and in
                                                         -----------
Section 4.3 have been satisfied;
- -----------

          (b) all representations and warranties set forth in Article 5 are true
                                                              ---------
and correct in all material respects;

          (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

          (d) no Default has occurred and is continuing.

          SECTION 4.2.7    Opinions of Counsel.  The Agent shall have received
                           -------------------
opinion letters, dated the Merger Consummation Date and addressed to the Agent and all Lenders, from

          (a) counsel to STI and its Subsidiaries, substantially in the form of

Exhibit H;
- ---------

          (b) counsel to STI in the States of Maryland and Missouri, in form and substance reasonably satisfactory to the Agent and covering such matters as the Agent may request;

          (c) counsel to STI and STI International, Limited in England, in form and substance reasonably satisfactory to the Agent and covering such matters relating to the Share Charge and STI International, Limited, as the Agent may request; and

          (d) if required by the Agent, counsel to STI and Brunswick Biomedical Limited in Ireland, in form and substance reasonably satisfactory to the Agent and covering such matters related to Brunswick Biomedical Limited and a share charge over Stock of Brunswick Biomedical Limited owned by STI or any of its Subsidiaries as the Agent may request.

          SECTION 4.2.8  Assumption Agreement.  The Agent shall have received
                         --------------------
the Assumption Agreement duly executed by an Authorized Officer of STI.

          SECTION 4.2.9  Security Documents and Perfection.  The Agent shall
                         ---------------------------------
have received:

          (a) The STI Security Agreement, duly executed by an Authorized Officer of STI and each Subsidiary of STI located in the United States, other than the Inactive Subsidiaries;

          (b) The STI Patent Assignment and the STI Trademark Assignment duly executed by an Authorized Officer of STI and each Subsidiary of STI located in the United States, other than the Inactive Subsidiaries;

          (c) Evidence of all filings of the Financing Statements with respect to the STI Security Agreement and the other Security Documents executed and delivered by STI and its Subsidiaries on the Merger Consummation Date; evidence that all other actions (including all actions necessary such that the STI Patent Assignment and the STI Trademark Assignment are acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents executed by STI and its Subsidiaries on the Merger Consummation Date have been taken as are necessary or appropriate to effect such Liens;

          (d) UCC amendments to all Financing Statements naming Brunswick as debtor and filed pursuant to clause (c) of Section 4.1.8, amending such
                                           -------------
Financing Statements to reflect that the debtor with respect to such Financing Statements is STI as successor by merger to Brunswick, in each case duly executed by the Borrower;

          (e) searches or other evidence as to the absence of any perfected security interests or Liens (except those permitted under Section 6.2.3 and
                                                          -------------
those to be released pursuant to Section 4.2.4.) against STI or any of its
                                 -------------
property; and evidence that all other actions with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to continue the perfection of Liens granted thereunder; and

          (f) The STI Pledge Agreement and the Share Charge, duly executed by an Authorized Officer of STI, and if requested by the Agent prior to the Merger Consummation Date, a share charge (or the equivalent thereof) pursuant to which sixty-six and two-thirds (66 2/3%) of the outstanding Stock of Brunswick Biomedical Limited shall be pledged to the Agent, duly executed by an Authorized Officer of STI and any Subsidiary of STI that owns such Stock;

          (g) all (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the STI Pledge Agreement, which pledged securities shall constitute (after giving effect to the Merger) all outstanding stock of all Subsidiaries of STI located in the United States (other than the Inactive Subsidiaries) and sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of all Subsidiaries of STI located outside the United States; provided, however, STI and its Subsidiaries
                                   --------  -------
shall not have to pledge any shares of outstanding Stock of Brunswick Biomedical Limited unless requested by the Agent prior to the Merger Consummation Date; and
(ii) all promissory notes and other instruments owned by STI duly endorsed in blank pledged under the STI Pledge Agreement.

          (h) Mortgages covering the real property owned and leased by STI which is identified on Item 5 (Mortgaged Property) of the Disclosure Schedule,
                 ------
together with such title insurance policies, title searches, abstracts of title or other title work as may be required by the Agent with regard to such real property, insuring the security title of the Agent in such real property and including such endorsements as the Agent shall require, as well as surveys, valuations of properties and assets, certificates of occupancy, deeds, leases, tenant subordination agreements, leasehold assignments and related consents of landlords, and such environmental reports, assessments and diligence as the Agent shall require; and

          (i) An assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of the insurance policies described in Section 4.1.12
                                                               --------------
(with respect to which the insurer shall have executed and delivered to the Agent a written consent), which assignment shall be in form and substance satisfactory to the Agent.

          SECTION 4.2.10 Financial Information, etc.   The Agent shall have
                         ---------------------------
received unaudited consolidated balance sheets of STI as of the last day of each Fiscal Quarter subsequent to the Fiscal Quarter ending January 31, 1996 and ending prior to the Merger Consummation Date and the related consolidated statements of income for each of such Fiscal Quarters, and, if available, the consolidated audited balance sheets of STI as of July 31, 1996, as well as the Merger Pro Forma Balance Sheet, a Fair Saleable Value Balance Sheet for STI as
       --- -----
of the Merger Consummation Date, and, to the extent required to reflect historical experience, revisions to the Projections delivered as of the Closing Date.

          SECTION 4.2.11 Solvency, etc.  The Fair Saleable Value Balance Sheet
                         -------------
for STI as of the Merger Consummation Date shall show that the assets of STI (after giving effect to the Merger) are at least $6,540,888 greater than the liabilities of STI (after giving effect to the Merger) (including all liabilities and obligations of STI, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, except to the extent noted thereon); and the Agent shall have received a certificate of the chief executive officer of STI dated the Merger Consummation Date, stating that after giving effect to the consummation of the transactions contemplated by this Agreement to occur on the Merger Consummation Date (including the Merger, the making of the Revolving Loans to be made on the Merger Consummation Date and the conversion of $10,000,000 of the Bridge Loan into the Term Loan), STI and each of its Subsidiaries (other than the Inactive Subsidiaries) is Solvent.

          SECTION 4.2.12  Merger of Brunswick into STI.  The Agent shall have
                          ----------------------------
received:

          (a) evidence that all filings and registrations required to be made with the Securities and Exchange Commission in connection with the consummation of the Merger shall have been submitted and, to the extent applicable, approved, and shall be effective;

          (b) copies of all agreements, instruments, and documents executed, delivered or furnished in connection with the Merger (the "Merger Documents"),
                                                           ----------------
and evidence that the Merger Documents remain in full force and effect and have not have been amended, modified or supplemented and that all conditions precedent to the consummation of the Merger have been fully satisfied or waived;

          (c) each of the following, in form and substance satisfactory to the
Agent:

          (i) resolutions of the boards of directors and, to the extent required, the stockholders of Brunswick and STI, certified by the Secretary of Brunswick and STI, respectively, to be duly adopted and in full force and effect on the Merger Consummation Date, authorizing and approving the Merger and the execution, delivery and performance of the Merger Documents;

          (ii) certified copies of all documents evidencing any other necessary corporate action, consents and Regulatory Approvals with respect to the consummation of the Merger;

          (iii) a certificate from the chief executive officer of Borrower (A) to the effect that attached thereto are true and correct copies of the Merger Documents and each of the material documents, instruments and agreements executed and delivered pursuant thereto, that the Merger has been consummated in accordance with all applicable law, rules and regulations, including all securities and antitrust laws and regulations, and that all Regulatory Approvals required in connection with the Merger have been obtained, and (B) making such other statements of fact concerning the Merger as the Agent shall reasonably request;

          (d) a certificate from the chief executive officer of Borrower certifying that no shareholder of STI has exercised or that no shareholder of STI is entitled to exercise any appraisal rights they may have in connection with the Merger, whether such rights arise as a matter of law or otherwise; and

          (e) a certificate from the chief executive officer of Borrower certifying that shareholders of Brunswick holding no more than three percent (3%) of the outstanding capital stock of Brunswick have exercised any appraisal rights they may have in connection with the Merger, whether such rights arise as a matter of law or otherwise.

          SECTION 4.2.13 Maturity of Bridge Loan.  The date of the conversion of
                         -----------------------
$10,000,000 of the outstanding principal balance of the Bridge Loan and the funding of the Revolving Loans to be funded on the Merger Consummation Date shall be on or prior to the Stated Maturity Date of the Bridge Loan.

          SECTION 4.2.14 Reaffirmation of Representations and Warranties.  The
                         -----------------------------------------------
Borrower shall have reaffirmed as of the Merger Consummation Date, in form and substance satisfactory to the Agent, each of the representations and warranties made in Article 5 of this Agreement, except for any such representation or
        ---------
warranty expressly made as of a particular date, which STI shall have reaffirmed as of such date. In addition, STI shall have represented and warranted to the Agent and the Lenders the following (which shall be deemed to supplement the representations and warranties in Article 5): (i) the Merger Pro Forma Balance
                                                             --- -----
Sheet has been prepared in accordance with GAAP consistently applied (except to the extent based upon estimates) throughout the periods involved and presents fairly in all material respects the matters reflected therein, (ii) as of the Merger Consummation Date, neither STI nor its Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in such Merger

Pro Forma Balance Sheet, (iii) as of the Merger Consummation Date, after giving
- --- -----
effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents to occur on the Merger Consummation Date (including the Merger, the conversion of $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan and the making of the Revolving Loans contemplated to be made on the Merger Consummation Date), STI is solvent, and
(iv) each of the Security Documents executed on the Merger Consummation Date creates a fully perfected first lien on, and security interest in, all right, title and interest of the Loan Parties executing such Security Documents in all of the Collateral described therein, other than Liens permitted under Section
                                                                      -------
6.2.3.
- -----

          SECTION 4.2.15 No Dividends; etc.  Since the Closing Date, STI shall
                         ------------------
not have declared or paid any dividends or other distributions on its Stock, and no material increase shall have occurred in the liabilities, liquidated or contingent, of STI and its Subsidiaries and no material decrease shall have occurred in the assets of STI and its Subsidiaries.

          SECTION 4.3    All Loans.  Without duplication of any conditions
                         ---------
precedent required to be satisfied pursuant to Section 4.1 or Section 4.2, the
                                               -----------    -----------
obligations of the Lenders to
make any Loan, shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 4.3.
                                       -----------

          SECTION 4.3.1  Compliance with Warranties, No Default, etc.  The
                         --------------------------------------------
representations and warranties set forth in Article 5 (including from and after
                                            ---------
the Merger Consummation Date, those representations and warranties set forth in

Section 4.2.14) shall have been true and correct in all material respects as of
- --------------
the date initially made. In addition, both before and after giving effect to the making of any such Loan and the application of the proceeds thereof,

          (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date);

          (b) all representations and warranties set forth in the Security Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date);

          (c) no material adverse development shall have occurred in any litigation, arbitration or governmental investigation, proceeding or inquiry disclosed pursuant to Section 5.7 which renders such litigation,
                                   -----------
     arbitration or governmental investigation or inquiry or proceeding, in the reasonable opinion of the Required Lenders, likely to be adversely determined and, if adversely determined, could result in a Material Adverse Change; and

          (d) no Default shall have occurred and be continuing.

          SECTION 4.3.2  Borrowing Request, etc.  The Agent shall have received
                         -----------------------
a duly completed Borrowing Request. The delivery of any such Borrowing Request, and the acceptance by the Borrower of the proceeds of any such Loan, shall constitute a representation and warranty by the Borrower that on the date of such request for a Loan, and before and after giving effect to the making of such Loan and the application of any proceeds of such Loan, all statements set forth in Section 4.3.1 are true and correct. In the event that, in connection
         -------------
with the delivery of any such Borrowing Request the Borrower is required to amend any Item of the Disclosure Schedule in order that the statement set forth in clause (a) or (b) of Section 4.3.1 shall be true and correct, the Borrower
                        -------------
shall deliver to the Agent at least three (3) Business Days prior to the date of the Borrowing requested or to be requested, a request that such Item of the

Disclosure Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders agree to such requested amendment or otherwise make any Loans after receipt of such request, the representations and warranties proposed to be amended by such amendment to the Disclosure Schedule will be deemed amended for purposes of this Agreement.

          SECTION 4.3.3  Satisfactory Legal Form.  All documents executed or
                         -----------------------
submitted by or on behalf of the Borrower or any Subsidiary shall be reasonably satisfactory in form and substance to the Agent and its counsel, the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Agent or its counsel may request. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

          SECTION 4.3.4  Margin Regulations.  The making of such Loan and the
                         ------------------
use of the proceeds thereof shall not violate Regulations G, T, U and X of the F.R.S. Board.

          SECTION 4.3.5  Adverse Change.  In the reasonable judgment of the
                         --------------
Required Lenders, no Material Adverse Change shall have occurred since the Closing Date.

          SECTION 4.3.6  Change in Law.  On the date of such Loan, no change
                         -------------
shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.


                                   ARTICLE 5

                                WARRANTIES, ETC.

          In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans, the Borrower represents and warrants to the Agent and each Lender as set forth in this Article 5; provided, however,
                                               ---------  --------  -------
that to the extent any representation or warranty made by Brunswick prior to the Merger Consummation Date relates to STI or any of its Subsidiaries, such representation or warranty is made to the best knowledge of Brunswick.

          SECTION 5.1    Organization, Power, Authority, etc.  Each of the
                         ------------------------------------
Borrower and its Subsidiaries (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and, except as set forth in Item 6 (Governmental Licenses) of the
                                           ------
Disclosure Schedule, holds all governmental licenses, permits, registrations and other Regulatory Approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to be conducted subsequent to the Closing Date and the Merger Consummation Date. Each Loan Party has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to incur Indebtedness hereunder or under the Subsidiary Guaranty, as the case may be.

          SECTION 5.2    Due Authorization.  The execution and delivery by each
                         -----------------
Loan Party of each Loan Document executed or to be executed by it, and the incurrence and performance by such Loan Party of its respective Obligations have been duly authorized by all necessary corporate action, do not require any Regulatory Approval (except those Regulatory Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of such Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on such Loan Party's properties pursuant to the provisions of any Contractual Obligation of such Loan Party.

          SECTION 5.3    Validity, etc.  Each of this Agreement, the Notes and
                         --------------
the other Loan Documents constitutes the legal, valid and binding obligation of each Loan Party executing and delivering such Loan Document, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          SECTION 5.4    Financial Information; Solvency.
                         -------------------------------

          (a) Except as disclosed in Item 7 (Exceptions to GAAP) of the
                                     ------
Disclosure Schedule, all balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of Brunswick and STI which have been furnished by or on behalf of Brunswick or STI to the Agent and the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

          (i) the consolidated audited balance sheets of Brunswick as of June 30, 1994 and June 30, 1995, and the related consolidated statements of income and cash flows for each of the two (2) fiscal years of Brunswick ending June 30, 1994 and June 30, 1995, together with the opinion thereon of Arthur Andersen LLP;

          (ii) the unaudited consolidated balance sheets of Brunswick as of September 30, 1995 and December 31, 1995, and the related consolidated statements of income for each of the fiscal quarters of Brunswick ending September 30, 1995 and December 31, 1995;

          (iii) the consolidated audited balance sheets of STI as of July 31, 1994 and July 31, 1995, and the related consolidated statements of income and cash flows for each of the two (2) fiscal years of STI ending July 31, 1994 and July 31, 1995, each as included in its annual report on Form 10-K filed with the Securities and Exchange Commission, together with the opinion thereon of Price Waterhouse LLP;

          (iv) the unaudited consolidated balance sheets of STI as of October 31, 1995 and January 31, 1996 and the related consolidated statements of income for each of the fiscal quarters of STI ending October 31, 1996 and January 31, 1996, each as included in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission;

          (v) the Closing Date Pro Forma Balance Sheet;
                               ---------

          (vi) the Trial Merger Pro Forma Balance Sheet; and
                                --- -----

          (vii)  the Projections;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the Closing Date Pro Forma Balance Sheet, the Trial Merger Pro
                                 ---------                                 ---
Forma Balance Sheet, and the Projections are based upon estimates) throughout
- -----
the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the Closing Date, neither Brunswick nor STI nor any of their respective Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in clauses (i), (ii), (iii), (iv), (v) and (vi).

          (b) After giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents to occur on the Closing Date (including the Acquisition and the Bridge Loan), Brunswick is Solvent.

          SECTION 5.5  Material Adverse Change.  (a) Since June 30, 1995, there
                       -----------------------
has been no material adverse change in the condition (financial or otherwise), operations, performance, business, properties or prospects of the Brunswick and its Subsidiaries (other than STI and its Subsidiaries), taken as a whole, or in any industry in which the Borrower or any of its Subsidiaries (other than STI and its Subsidiaries) is engaged in any material respect.

          (b) Since July 31, 1995, there has been no material adverse change in the condition (financial or otherwise), operations, performance, business, properties or prospects of STI and its Subsidiaries, taken as a whole, or in any industry in which STI or any of its Subsidiaries is engaged in any material respect.

          SECTION 5.6    Absence of Default.  Neither the Borrower nor any
                         ------------------
Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or is in material default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could result in a Material Adverse Change.

          SECTION 5.7    Litigation, Legislation, etc.  Except as disclosed in
                         -----------------------------
Item 4 (Litigation) of the Disclosure Schedule, there is no pending or, to the
- ------
knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change; and none of the proceedings set forth in such Item 4 seeks to amend, modify or enjoin the transactions contemplated
     ------
hereby or is likely to be adversely determined. There is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

          SECTION 5.8    Regulations G, T, U and X.  Neither the Borrower nor
                         -------------------------
any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation G or U) and, except for the STI Shares prior to the Merger Consummation Date, no assets of the Borrower or any Subsidiary consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X.

          SECTION 5.9    Government Regulation.  Neither the Borrower nor any
                         ---------------------
Subsidiary is an "investment company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

          SECTION 5.10   Taxes.  Each of the Borrower and its present or past
                         -----
Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 5.11   Pension and Welfare Plans.  (a) Except as disclosed in
                         -------------------------
Item 8 (Benefit Plans) of the Disclosure Schedule, neither the Borrower nor any
- ------
Subsidiary or Commonly Controlled Entity has assumed any material liability under any employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity shall be subject (directly or indirectly) to any material liability, tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in the immediately preceding sentence.

          (b) No Reportable Event which could result in a Material Adverse Change has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. The Borrower, each Commonly Controlled Entity, each Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. Except as disclosed in Item 8 (Benefit Plans) of the Disclosure
                                        ------
Schedule, the present value of all "benefit liabilities" (within the meaning of
Section 4001(a)(16) of ERISA) under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions that would be used in a termination of each such Plan) did not, as of the last annual valuation date for which an actuarial valuation report has been done, exceed the value of the assets of such Plan as of such date. Except as disclosed in such Item 8, neither the Borrower nor any Commonly Controlled
                     ------
Entity or Subsidiary has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of the Borrower or any Commonly Controlled Entity or Subsidiary under Section 4068 of ERISA. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. Except as disclosed in Item 8 of the
             ------

Disclosure Schedule, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Borrower and each Commonly Controlled Entity and Subsidiary have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Borrower and all Commonly Controlled Entities and Subsidiaries have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. Neither the Borrower nor any Commonly Controlled Entity or Subsidiary has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which the Borrower or any Commonly Controlled Entity or Subsidiary would become subject under ERISA if the Borrower or any such Commonly Controlled Entity or Subsidiary were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $200,000. No such Multiemployer Pension Plan has been terminated or is in Plan Reorganization or ERISA Insolvent, nor, to the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, is any such Multiemployer Pension Plan likely to be terminated or to become in Plan Reorganization or ERISA Insolvent. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $200,000. No written notice of liability has been received with respect to the Borrower, any of its Subsidiaries, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Borrower or any of its Subsidiaries occurred. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA,
(ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the IRC or Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Plan. Neither the Holding Company, the Borrower nor any Subsidiary is subject (directly or indirectly) to, and no facts exist which could subject the

Holding Company, the Borrower or any Subsidiary (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

          SECTION 5.12   Labor Controversies.  Except as disclosed in Item 9
                         -------------------                          ------
(Labor Controversies) of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any Subsidiary. There is (i) no unfair labor practice complaint pending against the Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no arbitration proceeding arising out of or under any collective bargaining agreement or the Borrower's internal grievance procedures is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

          SECTION 5.13   Ownership of Properties; Collateral.  (a) Each of the
                         -----------------------------------
Borrower and its Subsidiaries owns good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.2.3.
                                -------------

          (b) The provisions of the Brunswick Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements and any required filing in the United States Patent and Trademark Office pursuant to Section 4.1.8, the Security Documents will
                                 -------------
create a fully perfected first Lien on, and the security interest in, all right, title and interest of the Loan Parties in all of the Collateral described therein, to the extent that a security interest therein can be perfected by such a filing, subject to no other Liens other than Liens permitted by Section 6.2.3.
                                                                  -------------

          SECTION 5.14  Intellectual Property.  Each of the Borrower and its
                        ----------------------
Subsidiaries owns or licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this Section 5.14 is set forth in Item 10 (Intellectual
                          ------------                 -------
Property) of the Disclosure Schedule.

          SECTION 5.15   Accuracy of Information.  All factual information
                         -----------------------
heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading. The Agent and the Lenders recognize that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected or forecasted results.

          SECTION 5.16   Insurance.  All policies of insurance in effect of any
                         ---------
kind or nature owned by or issued to the Borrower and its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) are listed in Item 11 (Insurance) of the
                                                    -------
Disclosure Schedule as of the Closing Date, (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect,
(c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate. Neither the Borrower nor any of its Subsidiaries provides any of its insurance through self-insurance except as disclosed in Item 11 of
                                                                   -------
the Disclosure Schedule.

          SECTION 5.17   Certain Indebtedness.  Item 12 (Existing Indebtedness)
                         --------------------   -------
of the Disclosure Schedule sets forth all Indebtedness of Brunswick and its Subsidiaries as of the Closing Date, which (a) is for borrowed money, or (b) is not incurred in the ordinary course of the business of the Borrower or any Subsidiary in a manner and to the extent consistent with past practice, or (c) is material to the financial condition, operations, businesses, properties or prospects of the Borrower or any Subsidiary.

          SECTION 5.18   Environmental Matters.  Except as disclosed in Item 13
                         ---------------------                          -------
(Environmental Matters) of the Disclosure Schedule, the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and to the best of the Borrower's knowledge, there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Borrower or any Subsidiary which may give rise to Environmental Liabilities and Costs which could result in a Material Adverse Change or which may give rise to any Environmental Lien.

          SECTION 5.19   No Burdensome Agreements.  Neither the Borrower nor any
                         ------------------------
Subsidiary is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could result in a Material Adverse Change.

          SECTION 5.20   Consents.  Except as disclosed in Item 14 (Consents) of
                         --------                          -------
the Disclosure Schedule, the Borrower and its Subsidiaries have all material permits and governmental consents and Regulatory Approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby (including the Acquisition, the Merger and the Loans) and the ongoing business and operations of the Borrower and its Subsidiaries.

          SECTION 5.21   Contracts.  Set forth in Item 15 (Contracts) of the
                         ---------                -------
Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries as of the Closing Date. Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by the Borrower or any Subsidiary or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, in each case that could result in a Material Adverse Change.

          SECTION 5.22   Employment Agreements.  Set forth in Item 16
                         ---------------------                -------
(Employment Contracts) of the Disclosure Schedule is a complete and accurate list of each employment agreement to which the Borrower or any Subsidiary is a party, or by which it is bound.

          SECTION 5.23   Condition of Property.  All of the assets and
                         ---------------------
properties owned by, leased to or used by the Borrower and its Subsidiaries material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

          SECTION 5.24   Subsidiaries.  Item 17 (Subsidiaries) of the Disclosure
                         ------------   -------
Schedule sets forth all Subsidiaries of Brunswick.

          SECTION 5.25   Acquisition Agreement.  The closing of the transactions
                         ---------------------
contemplated by the Acquisition Agreement shall occur on the Closing Date simultaneously with the making of the Bridge Loan, and the Borrower has not waived or in any way amended, without the prior written consent of the Agent, any condition to the obligations to consummate the Acquisition. A true and complete copy of the Acquisition Agreement (including all exhibits, schedules and amendments thereto) has been delivered to the Agent. The Borrower is not in default under the Acquisition Agreement or under any instrument or document to be delivered in connection therewith. The representations and warranties made in the Acquisition Agreement by the Borrower and, to the best knowledge of the Borrower, the Estate are true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

          SECTION 5.26   Trade Relations.  There exists no actual or, to the
                         ---------------
best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or group of customers of the Borrower.


                                   ARTICLE 6

                                   COVENANTS

          SECTION 6.1    Affirmative Covenants.  The Borrower agrees with each
                         ---------------------
Lender that until all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and
                                              -----------
performed in full and the Commitments have terminated, the Borrower will perform the Obligations set forth in this Section 6.1; provided, however, that to the
                                  -----------  --------  -------
extent that prior to the Merger Consummation Date any of the Obligations of Brunswick set forth in this Section 6.1 relate to STI and its Subsidiaries,
                            -----------
Brunswick's obligation to cause STI or such Subsidiary to perform any act or to refrain from performing any act shall be subject to Brunswick's fiduciary duties to the other shareholders of STI.

          SECTION 6.1.1  Financial Information, etc.  The Borrower will furnish,
                         ---------------------------
or will cause to be furnished, to each Lender and to the Agent copies of its financial statements, reports and information:

          (a) (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Arthur Andersen L.L.P., Price Waterhouse LLP or other independent public accountants satisfactory to the Agent, together with a report containing management's discussion and analysis of the financial condition and results of operation of the Borrower and its Subsidiaries (the delivery by the Borrower to the Agent of the Borrower's annual report on Form 10-K filed under the Securities Exchange Act of 1934, as amended, shall satisfy the requirements of this clause (a)(i));

          (ii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that it has reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) of this Section 6.1.1 and that, in
                                                    -------------
the course of performing its duties it did not become aware of any Default or Event of Default or any miscalculation in such Compliance Certificate relating to the financial tests set forth in Section 6.2.4 or relating to the calculation
                                    -------------
of Excess Cash Flow, except as such may be disclosed in such statement; and

          (iii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

          (b) promptly when available and in any event within forty-five (45) days after the close of each Fiscal Quarter, consolidated and consolidating balance sheets at the close of such Fiscal Quarter, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief executive or financial officer of the Borrower, together with a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results) (the delivery by the Borrower of its quarterly report with respect to any Fiscal Quarter on Form 10-Q filed under the Securities Exchange Act of 1934, as amended, shall satisfy the requirements of this clause (b) with respect to such Fiscal Quarter) (subject to normal recurring year end adjustments);

          (c) promptly when available and in any event within thirty (30) days after the close of each calendar month of each Fiscal Year (other than a calendar month that is the last month of a Fiscal Quarter), consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of the Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief executive or financial officer of the Borrower, together with a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results);

          (d) promptly upon preparation of any update to the business plan described in clause (g) of this Section 6.1.1 for the remaining term of
                                -------------
Borrower's then current Fiscal Year as in the Borrower's reasonable judgment is required, a copy of such update; and

          (e) within forty-five (45) days after the close of each Fiscal Quarter, a Compliance Certificate calculated as of the close of such Fiscal Quarter;

          (f) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of the Borrower or any Subsidiary;

          (g) within ten (10) days prior to the end of each Fiscal Year of the Borrower, (i) a business plan of the Borrower and its Subsidiaries, in form, scope and detail satisfactory to the Agent, and (ii) consolidated and consolidating operating budgets for the twelve (12) months following the end of such Fiscal Year, prepared on a monthly basis, and for each Fiscal Year thereafter through the 2001 Fiscal Year, prepared on an annual basis, which budgets shall include estimated capital expenditures and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated and consolidating basis, during the applicable Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

          (h) promptly after approved by the Borrower's Board of Directors, any updates or revisions to any business plan described in clause (g) of this

Section 6.1.1, in addition to those described in clause (d) of this Section
- -------------                                                       -------
6.1.1;
- -----

          (i) promptly upon the sending or filing thereof, copies of all reports that the Borrower sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

          (j) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as the Agent or the Required Lenders may from time to time reasonably request.

          SECTION 6.1.2  Maintenance of Corporate Existence, etc.  Except as
                         ---------------------------------------
permitted by Section 6.2.10, the Borrower will cause to be done at all times all
             --------------
things necessary to maintain and preserve the corporate existence of the Borrower and each Subsidiary (other than the Inactive Subsidiaries).

          SECTION 6.1.3  Foreign Qualification.  The Borrower will, and will
                         ---------------------
cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change.

          SECTION 6.1.4  Payment of Taxes, etc.  The Borrower will, and will
                         ---------------------
cause each Subsidiary to, pay and discharge, as the same become due and payable,
(a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties, and
(b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; provided, however, that the foregoing shall
                                     --------  -------
not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP.

          SECTION 6.1.5  Insurance.  In addition to any insurance required to be
                         ---------
maintained pursuant to any other Loan Document, the Borrower will, and (with respect to the insurance described in clauses (a) and (b) below) will cause each Subsidiary to, maintain or cause to be maintained:

          (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities (including, without limitation, in the case of STI, business interruption insurance) and of such types and in such amounts as are customary in the industries in which the Borrower and Subsidiaries are engaged, and will furnish to the Agent annual certification from the respective insurers (or their authorized agents) of the extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.1.5; and
     -------------

          (b) the "key-man" life insurance policy referred to in Section 4.1.12,
                                                                 --------------
which policy shall at all times have a minimum face value of not less than $500,000 in the aggregate.

Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII shall be in effect on the Closing Date. The premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent, for its benefit and the ratable benefit of the Lenders, as their interests may appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Agent, for its benefit and the ratable benefit of the Lenders, as additional insured. All such insurance policies shall provide, or shall be properly endorsed to provide, that the insurer shall give the Agent not less than 10 days prior written notice of any cancellation or non-renewal of any such policy. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.5, but shall not borrow upon or otherwise impair
                 -------------
its right to receive the proceeds of such insurance. So long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property, shall have the right to use the proceeds of business interruption insurance for its ongoing business needs and shall have the right to use the proceeds of liability insurance to pay covered claims.

          SECTION 6.1.6  Notice of Default, Litigation, etc.  Upon a Responsible
                         ----------------------------------
Officer learning thereof, the Borrower will give prompt written notice (with a description in reasonable detail) to the Agent of:

          (a)  the occurrence of any Default;

          (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any

Subsidiary or to which any of its properties, assets or revenues is subject which, if adversely determined, could result in a Material Adverse Change;

          (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders pursuant to Section 5.7 which renders such
                                        -----------
litigation, arbitration or governmental investigation likely to be adversely determined and, if adversely determined, could result in a Material Adverse Change;

          (d) the occurrence of any other circumstance which could result in a Material Adverse Change;

          (e)  the occurrence of any Loss; and

          (f) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Plan Reorganization or ERISA Insolvency of any Multiemployer Pension Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Plan Reorganization or ERISA Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iii) the institution of any proceedings or other action by the Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iv) the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under
Section 302 of ERISA or Section 412 of the IRC with respect to any Pension Plan,
(v) any event or condition which could increase the liability of the Borrower or any Commonly Controlled Entity or Subsidiary with respect to post-retirement welfare benefits under any Plan, or (vi) the occurrence of any other event or condition with respect to any Plan which could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or liability under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case in clauses (i) through (vi) above, such event or condition, together with all other events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, fine, penalty, or other liabilities in amounts which in the aggregate could result in a Material Adverse Change. Upon the request of the Agent, the Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof; and

          (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the businesses of the Borrower or any of its Subsidiaries.

          SECTION 6.1.7  Books and Records.  The Borrower will, and will cause
                         -----------------
each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and, subject to any government security limitations, permit the Agent and each Lender or any of their respective representatives upon one Business Day's notice, during normal business hours, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section 6.1.7; provided that unless an Event of
                            -------------
Default shall have occurred and be continuing, the Borrower shall be required to pay any such fees only in respect of the Agent's exercise of its rights pursuant to this Section 6.1.7 for one occasion during each Fiscal Year. On or prior to
        -------------
the Closing Date (and upon consummation of the Merger) the Borrower will deliver a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Borrower is present; provided that the Borrower shall have been given prior notice and an opportunity to be present.

          SECTION 6.1.8  Maintenance of Properties, Etc.  The Borrower will
                         ------------------------------
maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 6.1.9  Maintenance of Licenses and Permits.  The Borrower will
                         -----------------------------------
maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, Regulatory Approvals and privileges issued under or arising under any Requirements of Law to the extent material to the conduct of the business of the Borrower or any of its Subsidiaries.

          SECTION 6.1.10  Employee Plans.  The Borrower will at all times comply
                          --------------
in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans, and cause each of its Subsidiaries so to do.

          SECTION 6.1.11 Environmental Management.  The Borrower will adopt and
                         ------------------------
maintain prudent solid and hazardous waste management and disposal practices, including at a minimum such practices as are required or dictated from time to time by current and future Environmental Laws and Environmental Permits.

          SECTION 6.1.12 Compliance with Laws.  The Borrower will, and will
                         --------------------
cause each Subsidiary to, comply with all applicable Requirements of Law;

provided, however, that this Section 6.1.12 shall not apply to any circumstance
- --------  -------            --------------
of noncompliance that together with all other noncompliance could not result in a Material Adverse Change.

          SECTION 6.1.13 Interest Rate Protection.  Within 90 days after the
                         ------------------------
Merger Consummation Date, the Borrower shall obtain and thereafter maintain in full force and effect, from ING or an Eligible Lending Institution, one or more Interest Rate Contracts, protecting the Borrower against increases in the Eurodollar Rate for an aggregate notional amount equal to 50% of the aggregate principal amount of the Term Loan for a term of five (5) years. ING shall make available to the Borrower various proposals for Interest Rate Contracts. Should the Borrower obtain any proposal for Interest Rate Contracts from a source other than ING, the Borrower agrees that ING shall have a right to provide such Interest Rate Contracts on the same terms as those set forth in such proposal. The Borrower will collaterally assign such Interest Rate Contracts to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to documentation acceptable to the Agent.

          SECTION 6.1.14 Real Estate.  If the Borrower shall acquire a fee
                         -----------
interest in real estate which the Agent reasonably designates as material to the Borrower or a leasehold interest in real estate with respect to which the Borrower shall have made substantial tenant improvements or improvements uniquely configured for the Borrower's business requirements, in either case, at any time prior to the date on which all Commitments have terminated and all Obligations under this Agreement have been paid in full, the Borrower will execute a Mortgage subject only to the Liens described in clauses (c) and (h) of

Section 6.2.3, in form and substance satisfactory to the Agent, in favor of the
- -------------
Agent, for its benefit and the ratable benefit of the Lenders, and shall use its reasonable efforts to deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Agent shall reasonably request.

          SECTION 6.1.15  Merger of Brunswick into STI.  Brunswick shall use its
                          ----------------------------
best efforts to merge with and into STI, with STI being the surviving corporation, to cause STI to take any action required to be taken in order that the conditions set forth in Sections 4.2 and 4.3 are satisfied on or prior to
                            ------------     ---
the Stated Maturity Date for the Bridge Loan, and to cause STI to refrain from taking any action if the result of such action would be to prevent any conditions set forth in Section 4.2 or 4.3 from being met on or prior to the
                        -----------    ---
Maturity Date for the Bridge Loan or at any time thereafter.

          SECTION 6.1.16 Cash Reserve Account.  The Borrower agrees to establish
                         --------------------
the Cash Reserve Account for the benefit of the Agent. The Borrower hereby irrevocably authorizes the Agent to withdraw funds from the Cash Reserve Account at any time that accrued and unpaid interest with respect to the Bridge Loan has become due and payable and to apply such funds to the payment of such interest.

          SECTION 6.1.17.  Private Placements.  The Borrower hereby grants to
                           ------------------
ING a right of first refusal for a period of one year following the Closing Date to manage and serve as placement agent, on an exclusive basis, in assisting the Borrower in any private placement of debt securities. In the event that the Borrower desires to issue through a private placement debt securities to institutional investors, the Borrower shall, prior to entering into any agreement with any other party in connection with such issuance, give notice to ING of the terms of such issuance. ING shall have the right to manage and serve as placement agent, on an exclusive basis, in connection with such private placement of debt securities on terms that are at least as favorable to the Borrower as the terms of any proposal made by any other party. Once ING has exercised its rights to manage and serve as placement agent, the Borrower agrees that it shall use its best efforts to assist ING in its efforts to place such debt securities on the Borrower's behalf.

          SECTION 6.2    Negative Covenants.  The Borrower agrees with each
                         ------------------
Lender that until all Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will
            -----------
perform the Obligations set forth in this Section 6.2. provided, however, that
                                          ------------ --------  -------
to the extent that prior to the Merger Consummation Date any of the Obligations of Brunswick set forth in this Section 6.1 relate to STI and its Subsidiaries,
                               -----------
Brunswick's obligation to cause STI or such Subsidiary to perform any act or to refrain from performing any act shall be subject to Brunswick's fiduciary duties to the other shareholders of STI.

          SECTION 6.2.1  Business Activities.  The Borrower will not, and will
                         -------------------
not permit any Subsidiary to, engage in any business activity, except those in the fields in which the

Borrower and its Subsidiaries are engaged on the Closing Date and such activities as may be incidental or related thereto.

          SECTION 6.2.2  Indebtedness.  The Borrower will not, and will not
                         ------------
permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

          (a) Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness in respect of the Interest Rate Contracts required pursuant to Section 6.1.13 to the extent such do not constitute Obligations;
            --------------

          (c) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under Section 6.2.3;
                                 -------------

          (d) Indebtedness in respect of liabilities resulting from (i) endorsements of negotiable instruments in the ordinary course of business; and
(ii) surety bonds and other bonds issued for the Borrower's account in the ordinary course of business;

          (e) Indebtedness of Brunswick and its Subsidiaries existing on the Closing Date and set forth in Item 12 (Existing Indebtedness) of the Disclosure
                              -------
Schedule, excluding, however, from and after the Merger Consummation Date (i) Indebtedness owed to Syntex Laboratories, Inc. unless prior to the Merger Consummation Date, Syntex Laboratories, Inc. expressly agrees, in form and substance satisfactory to the Agent, that (A) the Agent may be granted a lien on the property subject to a lien in favor of Syntex Laboratories, Inc. and (B) Syntex Laboratories, Inc. enters into an intercreditor agreement, in form and substance satisfactory to the Agent, pursuant to which Syntex Laboratories, Inc. will agree, among other things, to give the Agent notice of any default under such Indebtedness and, upon request by any Lender, to sell such Indebtedness to such Lender for the principal amount then outstanding, plus accrued and unpaid interest, but without premium or penalty, and (ii) such Indebtedness set forth in Item 3 (Indebtedness of STI to be Refinanced) of the Disclosure Schedule.

          (f) Indebtedness of any Subsidiary (other than an Inactive Subsidiary) owing to the Borrower, provided that such Indebtedness is evidenced by a demand promissory note that is pledged to the Agent, for its benefit and the benefit of the Lenders, as security for the Obligations pursuant to the Pledge Agreement;

          (g) Capitalized Lease Liabilities incurred after the Closing Date;

provided that (i) the aggregate amount of such Capitalized Lease Liabilities
- --------
incurred by the Borrower and its

Subsidiaries during any Fiscal Year which in accordance with GAAP is attributable to principal, together with the aggregate principal amount of all Purchase Money Indebtedness of the Borrower and its Subsidiaries incurred during such Fiscal Year, does not exceed $1,000,000, (ii) payments under each capitalized lease giving rise to such Capitalized Lease Liabilities shall be made in equal periodic installments, (iii) the original term of each capitalized lease giving rise to such Capitalized Lease Liabilities shall not be less than seventy-five percent (75%) of the useful life of the item of property for which such Capitalized Lease Liabilities are incurred and (iv) the Consolidated Capital Expenditures financed by such Capitalized Lease Liabilities are not prohibited under Section 6.2.5;
                 -------------

          (h) Purchase Money Indebtedness incurred after the Closing Date;

provided that (i) the aggregate amount of such Indebtedness incurred by the
- --------
Borrower and its Subsidiaries during any Fiscal Year, together with the aggregate amount of any Capitalized Lease Liabilities of the Borrower and its Subsidiaries incurred during such Fiscal Year that in accordance with GAAP is attributable to principal, does not exceed $1,000,000, (ii) such Indebtedness provides for the payment of principal in equal periodic installments, (iii) each issue of such Purchase Money Indebtedness shall have an original term that is not less than seventy-five (75%) of the useful life of the item of property for which such Purchase Money Indebtedness is incurred, and (iv) the Consolidated Capital Expenditures financed by such Purchase Money Indebtedness are not prohibited under Section 6.2.5;
                 -------------

          (i) Indebtedness evidenced by the Estate Subordinated Note;

          (j) Indebtedness evidenced by the Junior Subordinated Note;

          (k) extensions, refinancings, replacements and renewals of any of the foregoing Indebtedness described in clause (e) (other than Capitalized Lease Liabilities) and clause (i) of this Section 6.2.2; provided that the principal
                                    -------------  --------
amount thereof is not increased, such extension, refinancing, replacement or renewal does not impose more burdensome terms upon the Borrower or its Subsidiaries, as the case may be, than the Indebtedness being extended, refinanced, replaced or renewed and, in the case of any Indebtedness that constitutes an extension, refinancing, replacement or renewal of the Estate Subordinated Note, such Indebtedness does not have a stated final maturity that is earlier than the Stated Maturity Date for the Term Loan, such Indebtedness does not require any principal amortization and such Indebtedness otherwise is subordinated in right of payment to the prior payment of "Senior Debt" (as such term is defined in the Estate Subordinated Note as in effect on the Closing
Date) to the same extent and in the same manner as the Estate Subordinated Note.

          SECTION 6.2.3  Liens.  The Borrower will not, and will not permit any
                         -----
Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

          (b) Liens identified in Item 19 of the Disclosure Schedule, excluding,
                                  -------
however, from and after the Merger Consummation Date, (i) Liens in favor of First Pennsylvania Bank, which the Borrower agrees to have promptly terminated after the Closing Date, and (ii) Liens in favor of Merrill Lynch Business Financial Services, Inc.;

          (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves shall have been set aside on its books;

          (e) Liens (other than Liens arising under ERISA or Section 412(n) of the Code) incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in Section 7.1.9;
                                                             -------------

          (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or liens in items or any accompanying documents or proceeds of either arising by operation of law under Article 4 of the UCC in favor of a collecting bank;

          (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

          (i) Liens upon any equipment acquired by the Borrower or any of its Subsidiaries after the Closing Date to secure Indebtedness permitted under clause (h) of Section 6.2.2 or arising by virtue of a capital lease permitted
              -------------
under clause (g) of Section 6.2.2;
                    -------------

          (j) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its Subsidiaries;

          (k) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; and

          (l) Liens consisting of precautionary UCC-1 filings in respect of operating leases to the extent permitted under Section 6.2.6;
                                               -------------

          (m) the Lien on the STI Shares in favor of the Estate to the extent arising pursuant to the Estate Stock Pledge Agreement, and subordinated to the Lien of the Agent in the STI shares on the terms and conditions set forth therein; and

          (n) extensions, renewals or replacements of any Lien referred to in clause (b) of this Section 6.2.3, other than any Lien granted to Syntex
                   -------------
Laboratories, Inc., provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          SECTION 6.2.4  Financial Condition.  From and after the Merger
                         -------------------
Consummation Date, the Borrower hereby covenants and agrees as set forth below:

          (a) Senior Debt Leverage Ratio.  The Borrower will not permit its
              --------------------------
Senior Debt Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (g) of this Section 6.2.4):
                               -------------

Fiscal Quarter Ending:              Ratio
- ---------------------------------  -------

   October 31, 1996                3.2:1.0
   January 31, 1997                2.8:1.0
   April 30, 1997                  2.5:1.0
   July 31, 1997                   2.1:1.0
   October 31, 1997                1.8:1.0
   January 31, 1998                1.5:1.0
   April 30, 1998                  1.3:1.0
   July 31, 1998                   1.1:1.0
   October 31, 1998                1.0:1.0
   January 31, 1999                0.9:1.0
   April 30, 1999                  0.8:1.0
   July 31, 1999 and thereafter    0.7:1.0

          (b) Total Debt Leverage Ratio.  The Borrower will not permit its Total
              -------------------------
Debt Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, to be calculated as provided in clause (g) of this
Section 6.2.4):
- -------------

Fiscal Quarter Ending:              Ratio
- ---------------------------------  -------
   October 31, 1996                5.0:1.0
   January 31, 1997                4.5:1.0
   April 30, 1997                  3.6:1.0
   July 31, 1997                   3.0:1.0
   October 31, 1997                2.7:1.0
   January 31, 1998                2.3:1.0
   April 30, 1998                  2.0:1.0
   July 31, 1998                   1.7:1.0
   October 31, 1998                1.6:1.0
   January 31, 1999                1.4:1.0
   April 30, 1999                  1.3:1.0
   July 31, 1999 and thereafter    1.2:1.0

          (c) Senior Debt Service Ratio.  The Borrower will not permit its
              -------------------------
Senior Debt Service Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal

Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (g) of this Section 6.2.4):
                                                              -------------

Fiscal Quarter Ending:              Ratio
- ---------------------------------  -------

   October 31, 1996                3.5:1.0
   January 31, 1997                3.8:1.0
   April 30, 1997                  3.9:1.0
   July 31, 1997                   4.0:1.0
   October 31, 1997                3.4:1.0
   January 31, 1998                3.1:1.0
   April 30, 1998                  3.2:1.0
   July 31, 1998                   3.5:1.0
   October 31, 1998                3.7:1.0
   January 31, 1999                4.1:1.0
   April 30, 1999                  4.4:1.0
   July 31, 1999 and thereafter    4.8:1.0

          (d) Interest Coverage Ratio.  The Borrower will not permit its
              -----------------------
Interest Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (g) of this Section 6.2.4):
                               -------------

Fiscal Quarter Ending:              Ratio
- ---------------------------------  -------

   October 31, 1996                3.0:1.0
   January 31, 1997                3.5:1.0
   April 30, 1997                  4.0:1.0
   July 31, 1997                   5.0:1.0
   October 31, 1997                5.8:1.0
   January 31, 1998                6.3:1.0
   April 30, 1998                  7.3:1.0
   July 31, 1998                   7.5:1.0
   October 31, 1998                7.0:1.0
   January 31, 1999                6.9:1.0
   April 30, 1999                  6.8:1.0
   July 31, 1999 and thereafter    7.5:1.0

          (e) Net Worth.  The Borrower will not permit its net worth determined
              ---------
in accordance with GAAP as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending on July 31, 1996 and continuing thereafter, to be less than (1) $19,500,000 plus (2) 75% of Net Income (but not loss) for each Fiscal Quarter ending after July 31, 1996 through and including the last day of the Fiscal Quarter in which this covenant is being tested; provided, however,
                                                           --------  -------
that the amount set forth in clause (1) above shall be reduced by the amount, if any, by which any goodwill resulting from the Merger is allocated to research and development and is expensed by the Company on its income statement for the Fiscal Quarter during which the Merger occurs.

          (f) EBITDA.  The Borrower will not permit EBITDA for the twelve-month
              ------
period ending on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such amount to be calculated as provided in clause (g) of this Section 6.2.4):
                                             -------------

   Fiscal Quarter Ending:            Amount
   ---------------------           ----------
   October 31, 1996                $ 5,000,000
   January 31, 1997                $ 5,500,000
   April 30, 1997                  $ 6,500,000
   July 31, 1997                   $ 8,000,000
   October 31, 1997                $ 8,500,000
   January 31, 1998                $ 9,000,000
   April 30, 1998                  $10,000,000
   July 31, 1998                   $11,500,000
   October 31, 1998                $12,000,000
   January 31, 1999                $13,000,000
   April 30, 1999                  $14,000,000
   July 31, 1999 and thereafter    $15,000,000

          (g) Calculations for Stub Periods.  Notwithstanding anything contained
              -----------------------------
herein to the contrary, calculation of all items relating to income or expense (including, without limitation, EBITDA and Interest Expense) for any period ending prior to the first anniversary of the Merger Consummation Date shall be made by annualizing all items relating to income or expense for the period consisting of the full Fiscal Quarter(s) elapsed from the Merger Consummation Date to the end of such period and by using the actual scheduled repayments of Indebtedness occurring during such period.

          SECTION 6.2.5  Capital Expenditures.  The Borrower will not, and will
                         ---------------------
not permit any Subsidiary to make or commit to make Consolidated Capital Expenditures, except that, during any Fiscal Year, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures (including the amount of Capitalized Lease Liabilities incurred during such Fiscal Year that in accordance with GAAP is attributable to principal) which in the aggregate do not exceed the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date and ending on July 31, 1996):

Fiscal Year:      Amount
- --------------  ----------

1996            $3,500,000
1997            $2,000,000
1998            $2,500,000
1999            $3,000,000
2000            $3,000,000
2001            $3,000,000

provided further, however, that expenditures from insurance proceeds received
- -------- -------  -------
upon the occurrence of a Loss which are made to replace or repair damaged or destroyed assets will not be included in the foregoing calculation.

          SECTION 6.2.6  Lease Obligations.  The Borrower will not, and will not
                         -----------------
permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more, except for (a) leases in existence on the Closing Date and described in Item 20 (Leases) of the Disclosure Schedule, and
                              -------
(b) any lease of real property entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business; provided, however,
                                                           --------  -------
that no such lease shall subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in this Section 6.2.6
                                                                 -------------
during any Fiscal Year set forth below is less than the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date and ending on July 31, 1996):

    Fiscal Year:    Amount
    ------------  ----------

    1996          $1,000,000
    1997          $1,000,000
    1998          $1,250,000
    1999          $1,250,000
    2000          $1,250,000
    2001          $1,250,000

          SECTION 6.2.7  Investments.  The Borrower will not, and will not
                         -----------
permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

          (a) Cash Equivalent Investments;

          (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

          (c) accounts receivable arising in the ordinary course of business;

          (d) Investments existing on the Closing Date and disclosed in Item 21
                                                                        -------
(Existing Investments) of the Disclosure Schedule;

          (e) Investments in the form of Indebtedness made by the Borrower in its Subsidiaries (other than Inactive Subsidiaries) to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to the Borrower and pledged by the Borrower in favor of the Agent pursuant to the Pledge Agreements;

          (f) Investments in the form of equity made by the Borrower in its Subsidiaries (other than Inactive Subsidiaries) to the extent permitted under subsection (b) of Section 6.2.10;
                  --------------

          (g) Investments (including debt obligations) received in connection with a bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, provided that if such Investments are evidenced by promissory notes or other instruments, and such instruments are pledged to the Agent, for its benefit and the benefit of the Lenders;

          (h) Investments arising under Interest Rate Contracts; and

          (i) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained in the ordinary course of business.

          SECTION 6.2.8  Restricted Payments, etc.  The Borrower will not
                         ------------------------
declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding), of the Borrower or any Subsidiary, or make any deposit for any of the foregoing; provided, however,
                                                          --------  -------
that (i) the Borrower may redeem Series D Preferred Stock from the State of Maryland in accordance with the terms of the Stock Purchase Agreement between Brunswick and the State of Maryland as in effect on the Closing Date and (ii) after the Merger Consummation Date, the Borrower may redeem restricted shares of Stock from any officer or employee who has purchased such restricted shares of Stock since the Merger Consummation Date, provided that the Borrower may not
                                          --------
redeem such restricted shares of Stock for more than the purchase price paid by such officer or employee for such restricted shares of Stock.

          SECTION 6.2.9  Take or Pay Contracts; Sale/Leasebacks.  (a) The
                         --------------------------------------
Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it.

          (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person except as permitted by Section 6.2.2(g).
                                                 ----------------

          SECTION 6.2.10  Consolidation, Merger, Subsidiaries, etc.  (a) The
                          -----------------------------------------
Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any Person, or purchase or otherwise acquire all or substantially all of the assets or any Person (or of any operating division or unit thereof), except that (i) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any wholly-owned Subsidiary other than an Inactive Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation), and (ii) Brunswick and STI may consummate the Merger provided that they simultaneously comply with the conditions set forth in Section 4.2 and Section 4.3.
                        -----------     -----------

          (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary or transfer any assets to any Subsidiary; provided,
                                                                --------
however, that the Borrower or any Subsidiary may create or transfer assets to
- -------
any Subsidiary, provided that neither Brunswick nor any Subsidiary shall transfer more than 20% of its respective assets to Subsidiaries, in the aggregate and, to the extent any new Subsidiary is created, such Subsidiary executes and delivers to the Agent, for its benefit and the ratable benefit of the Lenders, (i) security agreements, collateral assignments, pledge agreements, UCC financing statements and other documents, all substantially in the form of the Security Documents executed and delivered as of the Closing Date, granting to the Agent, for its benefit and the ratable benefit of the Lenders, Liens on all of its assets subject only to Liens permitted under Section 6.2.3 and (ii) a
                                                        -------------
guaranty in substantially the form of the Brunswick Subsidiary Guaranty executed and delivered as of the Closing Date.

          SECTION 6.2.11  Asset Dispositions, etc.  The Borrower will not, and
                          ------------------------
will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless (a) such disposition is made in the ordinary course of business and consists of inventories; or (b) such disposition constitutes a disposition of obsolete or retired assets no longer used in the business of the Borrower and its Subsidiaries.

          SECTION 6.2.12  Modification of Organic Documents, etc.  The Borrower
                          ---------------------------------------
will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the charter or the by-laws of the Borrower, except for any amendment, supplement or other modification which does not adversely affect the Borrower's ability to pay or perform the Obligations.

          SECTION 6.2.13  Transactions with Affiliates.  The Borrower will not,
                          ----------------------------
and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

          (a) any arrangement or contract with any of its Affiliates (other than its Subsidiaries) of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Borrower or any Subsidiaries to any such Affiliate, other than the transactions provided for in the Loan Documents; and

          (b) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

          SECTION 6.2.14  Inconsistent Agreements.  The Borrower will not, and
                          -----------------------
will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

          SECTION 6.2.15  Change in Accounting Method.  The Borrower will not,
                          ---------------------------
and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

          SECTION 6.2.16  Change in Fiscal Year End. The Borrower will not
                          -------------------------
change its Fiscal Year end without the Required Lenders' prior written consent, which consent will not be unreasonably withheld but will not be given with respect to more than one such change during the term of this Agreement, except that Brunswick may change its Fiscal Year end to July 31 as a result of or in contemplation of the Merger.

          SECTION 6.2.17  Compliance with ERISA.  The Borrower will not, and
                          ---------------------
will not permit any Subsidiary to take, or fail to take, any action with respect to a Plan, including establishing, amending, or terminating or withdrawing from any Plan, without first obtaining the Agent's written consent, where such action or failure to act could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could result in a Material Adverse Change.

          SECTION 6.2.18  Limitation on Restrictions on Subsidiary Dividends.
                          --------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Stock or other interests or participations in profits owned by the Borrower or any Subsidiary of the Borrower or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances and restrictions existing under or by reason of this Agreement and the other Loan Documents.

          SECTION 6.2.19.  Modification of Certain Documents.  The Borrower
                           ---------------------------------
shall not amend or modify, or consent to any amendment or modification of, any of the terms of the Estate Subordinated Note, the Junior Subordinated Note or the Estate Stock Pledge Agreement, the effect of which is to (i) increase the principal amount thereof, (ii) increase the interest rate applicable thereto, or cause any accrued interest thereon to be payable in cash at any time prior to the second anniversary of the Closing Date, (iii) alter or in any way modify the subordination provisions thereof (together with any definitions used therein),
(iv) require any amortization of principal or any prepayment of interest, (v) impose on the Borrower or any of its Subsidiaries any additional or more burdensome obligations or covenants, (vi) impose on the Borrower any additional or more burdensome events of default or other events or conditions the effect of which would be to accelerate, or to permit the acceleration of, the stated maturity of the Estate Subordinated Note or the Junior Subordinated Note (or to permit any holder thereof to require the Borrower to redeem or repurchase the Estate Subordinated Note or the Junior Subordinated Note) or to allow the Estate (or any successor thereto) to exercise any remedies under the Estate Stock Pledge Agreement, (vii) modify the Estate Stock Pledge Agreement in any manner such that the Lien granted pursuant thereto is not released upon consummation of the Merger, or (viii) adversely affect any right or interest of the Agent or any Lender.

          SECTION 6.2.20.  Prohibition on Voluntary Prepayments on Subordinated
                           ----------------------------------------------------
Indebtedness.  The Borrower will not, and will not permit any of its
- ------------
Subsidiaries to, make any voluntary or optional payment or prepayment on, or redemption or acquisition for value of the Estate Subordinated Note, the Junior Subordinated Note or any Indebtedness incurred to refinance the Estate Subordinated Note (as permitted pursuant to clause (k) of Section 6.2.2);
                                                          -------------
provided, however, that the Borrower may repay the Estate Subordinated Note to
- --------  -------
the extent such payment is required pursuant to Section 4.1 of the Estate Subordinated Note as in effect on the Closing Date.

          SECTION 6.2.21.  Prohibition on Actions Triggering Redemption of
                           -----------------------------------------------
Series D Stock.  The Borrower will not relocate its office located in the State
- --------------
of Maryland on the Closing Date to any location outside the State of Maryland or take any other action that would permit the State of Maryland to require the redemption of the Series D Preferred Stock.

                                   ARTICLE 7

                               EVENTS OF DEFAULT

          SECTION 7.1  Events of Default.  The term "Event of Default" shall
                       -----------------             ----------------
mean any of the events set forth in this Section 7.1.
                                         -----------

          SECTION 7.1.1  Non-Payment of Obligations. The Borrower shall default:
                         --------------------------

          (a) in the payment or prepayment when due of any principal of any Loan;

          (b) in the payment when due of the interest payable in respect of any Loan, the commitment fee provided for in Section 2.4 hereof and such default
                                         -----------
shall continue unremedied for a period of five (5) days; or

          (c) in the payment when due of any Obligation (other than an Obligation referenced in clause (a) or (b) of this Section 7.1.1) and such
                                                   -------------
default shall continue unremedied for a period of five (5) days after a notice thereof shall have been given to the Borrower by the Agent or any Lender or a Responsible Officer of the Borrower shall have actual knowledge thereof.

          SECTION 7.1.2  Non-Performance of Certain Covenants.  The Borrower
                         ------------------------------------
shall default in the due performance and observance of any of its obligations under Section 6.1 and such default shall continue unremedied for a period of ten
      -----------
(10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Borrower promptly commences and diligently pursues such cure), or shall default in the due performance or observation of any of its obligations under Section
                                                                      -------
6.2.
- ---

          SECTION 7.1.3  Defaults Under Other Loan Documents; Non-Performance of
                         -------------------------------------------------------
Other Obligations.  Any "Event of Default" shall occur under the other Loan
- -----------------
Documents; or the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Borrower promptly commences and diligently pursues such cure).

          SECTION 7.1.4  Bankruptcy, Insolvency, etc. The Borrower or any
                         ----------------------------
Subsidiary shall:

          (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty
(60) days undismissed; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

          SECTION 7.1.5  Breach of Warranty.  Any representation or warranty of
                         ------------------
the Borrower hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

          SECTION 7.1.6  Default on Other Indebtedness, etc.  (a) Any
                         -----------------------------------
Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $500,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof (other than as a result of any mandatory prepayments required under Section 3.3.1 of this Agreement, Section
                                     -------------
4.1 of the Estate Subordinated Note or any provision of any instrument governing any such Indebtedness that provides for the mandatory prepayment thereof with insurance proceeds or the like as a result of any casualty loss relating to any property securing such Indebtedness), or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or (b) there shall occur and be continuing any event under any Instrument relating to any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $500,000, the effect of which is to cause such Indebtedness to become due prior to its stated maturity or to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity or to require (or permit the holder or holders to require) the Borrower or any Subsidiary to redeem, repurchase or otherwise acquire or retire such Indebtedness for value.

          SECTION 7.1.7  Failure of Valid, Perfected Security Interest.  The
                         ---------------------------------------------
security interest or Lien in the Collateral and all proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Closing Date (other than as a result of (i) the Agent's failure to make any required filing to the extent the necessity of such filing was disclosed to the Agent in an opinion of counsel to the Borrower or (ii) the release of possession of any pledged Instrument delivered to the Agent or its agent or representative pursuant to any of the Security Documents).

          SECTION 7.1.8  Employee Plans.  Any of the following events shall
                         --------------
occur with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA) not disclosed in Item 8
                                                                  ------
(Benefit Plans) of the Disclosure Schedule, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) the Borrower or any Commonly Controlled Entity or Subsidiary shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the ERISA Insolvency, Plan Reorganization or termination of, a Multiemployer Plan,
(vi) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any quarterly installment payment to a Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the Code, (vii) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the Code or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could result in a Material Adverse Change.

          SECTION 7.1.9  Judgments.  A final judgment which, with other such
                         ---------
outstanding final judgments against the Borrower and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $500,000, shall be entered against the Borrower or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or stayed.

          SECTION 7.1.10  Cessation of Business; Dissolution.  The entry of any
                          ----------------------------------
order of a court enjoining, restraining or otherwise preventing the Borrower or any Subsidiary from conducting all or any material part of its business affairs; or the cessation of business or dissolution of the Borrower.

          SECTION 7.1.11  Subordinated Debt Documents.  The Borrower shall fail
                          ----------------------------
to perform, keep or observe any term or provision of, or a default or other event shall occur or exist under, the Estate Subordinated Note or the Junior Subordinated Note, or any other event shall have occurred or circumstance shall exist, in any such case, the effect of which is to accelerate, or to permit the holder thereof to accelerate, the maturity of the Estate Subordinated Note or the Junior Subordinated Note or to permit the holder thereof to require the Borrower to redeem the Estate Subordinated Note or the Junior Subordinated Note or any portion thereof.

          SECTION 7.2  Action if Bankruptcy.  If any Event of Default described
                       --------------------
in clause (d) of Section 7.1.4 shall occur, the outstanding principal amount of
                 -------------
all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and all Commitments shall automatically be terminated, in either case without notice, demand or presentment.

          SECTION 7.3  Action if Other Event of Default.  If any Event of
                       --------------------------------
Default (other than any Event of Default described in clause (d) of Section
                                                                    -------
7.1.4) shall occur for any reason, whether voluntary or involuntary, and be
- -----
continuing, the Agent may, and upon the direction of the Required Lenders, shall upon notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable and all Commitments to be terminated, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable and any and all Commitments which shall be so declared terminated shall be and become immediately terminated, in each case without further notice, demand, or presentment, and to the extent any obligations are paid by the Borrower, they shall constitute a prepayment under this Agreement.


                                   ARTICLE 8

                                   THE AGENT

          SECTION 8.1  Actions.  Each Lender and the  holder of each Note
                       -------
authorize the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 8.1, comply, except as otherwise advised by counsel),
                  -----------
to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and
       --------
all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the
                            --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

          SECTION 8.2  Funding Reliance, etc.  Unless the Agent shall have been
                       ----------------------
notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; provided, however, that the
                                                  --------  -------
Agent shall have no obligation to do so. If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 8.2
                                                                     -----------
shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower. Nothing herein shall be construed to release any Lender from its obligation to make Loans subject to the terms and conditions set forth in this Agreement.

          SECTION 8.3  Exculpation.  Neither the Agent nor any of its directors,
                       -----------
officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

          SECTION 8.4  Successor.  The Agent may resign as such at any time upon
                       ---------
at least thirty (30) days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a financial institution reasonably acceptable to the Borrower organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

          SECTION 8.5  Loans by the Agent.  The Agent shall have the same rights
                       ------------------
and powers with respect to (a) the Loans made by it or any of its Affiliates and
(b) the Notes held by it or any of its Affiliates, as any Lender and may exercise the same as if it were not the Agent.

          SECTION 8.6  Credit Decisions.  Each Lender acknowledges that it has,
                       ----------------
independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

          SECTION 8.7  Copies, etc.  The Agent shall give prompt notice to each
                       ------------
Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement. The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents shall be effected by the Lenders through the Agent.

ARTICLE 9

                                 MISCELLANEOUS

          SECTION 9.1  Waivers, Amendments, etc.  (a) The provisions of this
                       -------------------------
Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrower and the Required Lenders and (y) in the case of a waiver of any obligation of the Borrower or compliance with any prohibition contained in this Agreement or any other Loan Document, is consented to by the Required Lenders; provided, however,
                                                              --------  -------
that no such amendment, modification or waiver:

          (i) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (ii) which would modify this Section 9.1, change the definition of
                                       -----------
     "Required Lenders," increase the Revolving Loan Commitment Amount or change any Percentage for any Lender, reduce any fees payable to the Lenders described in Article 2 and Article 3, extend the Revolving Loan Commitment
                  ---------     ---------
     Termination Date or subject any Lender to any additional obligations shall be made without the consent of each Lender;

          (iii) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan; or

          (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent qua the Agent shall be made without consent of
                                 ---
     the Agent.

          (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or consent by the Agent, any Lender, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or consent, be applicable to subsequent transactions. No waiver or consent hereunder shall require any similar or dissimilar waiver or consent thereafter to be granted hereunder.

          (c) Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 9.2    Notices.  All notices hereunder shall be in writing or
                         -------
by telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:

If to the Agent:    ING Capital
                    135 East 57th Street
                    New York, New York  10022
                    Attention:  Chief Credit Officer
                    Telecopier No.:  (212) 750-8935

with copies to:     ING Capital
                    Atlanta Office
                    200 Galleria Parkway
                    Suite 950
                    Atlanta, Georgia  30339
                    Telecopier No.:  (770) 951-1005

and a copy to:      King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia  30303-1763
                    Attention:  Hector E. Llorens, Jr. Esq.
                    Telecopier No.:  (404) 572-5100

If to any other Lender:  At its address set forth beneath its name on the signature pages hereof

If to the Borrower       Brunswick Biomedical Corporation/
prior to the Merger      6 Thacher Lane
Consummation Date:       Wareham, Massachusetts 02571
                         Attention: James H. Miller
                         Telecopier No.:  (508) 460-7702

with a copy to:          Palmer & Dodge
                         One Beacon Street
                         Boston, Massachusetts 02108
                         Attention: Stanley Keller, Esq.
                         Telecopier No:  (617) 227-4420

If to the Borrower       Survival Technology, Inc.
on or after the Merger   2275 Research Boulevard, Suite 100
Consummation Date:       Rockville, Maryland 20850
                         Attention: James H. Miller
                         Telecopier No:  (301) 926-6423

with a copy to:          Palmer & Dodge
                         One Beacon Street
                         Boston, Massachusetts 02108
                         Attention: Stanley Keller, Esq.
                         Telecopier No:  (617) 227-4420

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          SECTION 9.3    Costs and Expenses.  The Borrower agrees to pay all
                         ------------------
reasonable out-of-pocket expenses of the Agent (including reasonable fees and expenses of counsel to the Agent, or of any consultants or other experts retained by the Agent) in connection with (i) the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Loan

Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and (ii) the consideration of legal questions relevant to this Agreement of any other Loan Document. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and any title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any Subsidiary under this Agreement or any other Loan Document or related Document or in connection with any restructuring or "work-out" of any Obligations, provided that the Lenders shall be entitled to reimbursement in respect of reasonably attorney's fees and expenses payable to a single law firm (in addition to any law firm representing the Agent) in connection with any such enforcement, restructuring or "work-out".

          SECTION 9.4    Indemnification.  In consideration of the execution and
                         ---------------
delivery of this Agreement by the Agent and each Lender, the making of the Bridge Loan and the Term Loan and the extension of the Revolving Loan Commitment, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns (collectively, the "Lender Parties") free and harmless from and against any and all actions,
     --------------
causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them
      -----------------------
or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including, without limitation, the Acquisition and the Merger;

          (b) the use of any of the proceeds of the Loans by the Borrower for any other purpose;

          (c) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from the Agent or any Lender in connection with this

Agreement (other than investment banking firms and brokers retained by the Agent or any Lender);

          (d) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement);

          (e) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any alleged violations of any Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

          (f) the breach in any material respect by Borrower of any representation or warranty set forth in this Agreement or any Loan Document;

          (g) the failure of Borrower to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; or

          (h) any claim, litigation, investigation or proceeding relating to (i) any of the Loan Documents, (ii) any proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person or (iii) any of the other matters referenced in clauses (a) - (g) above, whether or not the Agent or any Lender (or any of their respective officers, directors, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a
- ----------
particular Lender Party by reason of the relevant Lender Party's material breach of any of its obligations under this Agreement or any other Loan Document or by reason of the relevant Lender Party's bad faith, gross negligence or wilful misconduct, in each such case as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.

          SECTION 9.5    Survival.  The obligations of the Borrower under
                         --------
Sections 2.5, 3.5, 9.3 and 9.4, and the obligations of the Lenders under Section
- ------------  ---  ---     ---                                           -------
8.1, shall in each case survive any termination of this Agreement.  The
- ---
representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document (including those not required to be made or repeated after the Merger Consummation Date) shall survive the execution and delivery of this Agreement, the Notes and each such other Loan Document.

          SECTION 9.6    Severability.  Any provision of this Agreement, the
                         ------------
Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 9.7    Headings.  The various headings of this Agreement, the
                         --------
Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

          SECTION 9.8    Counterparts, Effectiveness, etc.  This Agreement may
                         ---------------------------------
be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

          SECTION 9.9  Governing Law; Entire Agreement.  (a) THIS AGREEMENT AND
                       -------------------------------
THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto including the Commitment Letter.

          (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.9 shall affect the right of the
                                   -----------
Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

          SECTION 9.10   Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not
                                   --------  -------
assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 9.11.
                       ------------

          SECTION 9.11   Sale and Transfers, Participations, etc.  (a) Any
                         ---------------------------------------
Lender may at any time sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Term Loan Commitment or the Revolving Loan Commitment of such Lender, or any other interest of such Lender under this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to
                       --------
the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 3.8 as if the Participant were a Lender hereunder and the
               -----------
Borrower shall have been notified of the name, address, date and amount of such Participant's participating interest in the Loans and the Commitments. The Borrower also agrees that each Participant shall be entitled to the benefits of
(i) Section 9.4 and (ii) Sections 2.5 and 3.6, with respect to its participation
    -----------          ------------     ---
in the Commitments and the Loans outstanding from time to time; provided, that
                                                                --------
no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clause (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (b) With the consent of the Agent and the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any Lender may at any time sell to any Purchasing Lender all or any part in a minimum amount of $2,500,000, of its rights and obligations under this Agreement and the Notes pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Borrower. Upon (i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing Lender shall for all purpose be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto, with a Percentage of the Bridge Loan, the Revolving Loan Commitment Amount and the Term Loan set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

          (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $2,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and
(iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (e) If, pursuant to this Section 9.11, any interest in this Agreement
                                   ------------
or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans or Commitments, (ii) to furnish to the transferor Lender, the Agent and the Borrower two properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be, (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under

Section 2.4) and (iii) to agree (for the benefit of the transferor Lender, the
- -----------
Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

          (f) Notwithstanding anything to the contrary set forth in this Section
                                                                         -------
9.11, (i) any Lender may sell to any of its Affiliates all or any part of its
- ----
rights and obligations under this Agreement and the Notes (provided that no such Affiliate shall be entitled to receive any greater amount pursuant to Sections
                                                                      --------
2.5 or 3.6 than that which the transferor Lender would have been entitled to
- ---    ---
receive in respect of the amount so assigned by such transferor Lender to such Affiliate had no such transfer occurred) and, upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in either case notwithstanding that the Borrower has not consented or does not consent to such sale, provided such Lender has obtained the consent of the Agent and otherwise meets the requirements of this Section 9.11 and (ii) any
                                                       ------------
Lender may create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board.

          SECTION 9.12   Other Transactions.  Nothing contained herein shall
                         ------------------
preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

          SECTION 9.13  Confidentiality.  The Lenders and the Agent shall hold
                        ---------------
all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders and the Agent may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process;

provided, however, that any such proposed syndicate member or proposed
- --------  -------
transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this Section 9.13. In no event shall any
                                         ------------
Lender or the Agent be obligated or required to return any materials furnished to it by the Borrower.

          SECTION 9.14   Change in Accounting Principles.  If
                         -------------------------------

          (a) any changes in accounting principles from those used in the preparation of the financial statements referred to in clause (a)(i) of Section
                                                                        -------
5.4 hereafter occur as a result of the promulgation of rules, regulations,
- ---
pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement; or

          (b) there is any change in the Borrower's Fiscal Year with the Required Lenders' prior written consent pursuant to Section 6.2.16 hereof;
                                                    --------------

the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that, until the parties hereto have reached a
      --------  -------
definitive agreement on such amendments the Borrower shall not change its Fiscal Year (other than a change by Brunswick of its Fiscal Year end to July 31 as a result of or in contemplation of the Merger) and the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in clause (a)(i) of Section 5.4.
                 -----------

          SECTION 9.15  Waiver of Jury Trial, Etc.  THE AGENT, THE LENDERS AND
                        --------------------------
THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

          SECTION 9.16   Limitation of Liability.  Neither the Agent, the
                         -----------------------
Lenders nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

          SECTION 9.17   Usury Savings Clause.  Notwithstanding anything to the
                         --------------------
contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Borrower or any other Loan Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the
                    -------------------
Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of
                            --------
interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this Section 9.17) accrued at the rate
                                           ------------
otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 9.17 shall again apply. In no event, shall the
                    ------------
total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 9.17, (a) if
                                                            ------------
required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 9.17
                                                                  ------------
shall make a final determination that any Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Loan Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

          SECTION 9.18   Effectiveness of Execution and Delivery by STI.  This
                         ----------------------------------------------
Agreement and the other Loan Documents to which Borrower is a party shall be deemed executed and delivered by STI upon the consummation of the Merger, and the execution and delivery by STI of this Agreement shall not be a condition to the execution, delivery and effectiveness of this Agreement as among Brunswick, the Lenders and the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized as of the day and year first above written.


                    BRUNSWICK BIOMEDICAL CORPORATION



                    By:/s/ James H. Miller
                       ---------------------------------------
                        James H. Miller
                        President



Percentage
- ----------

 100% - Bridge           INTERNATIONALE NEDERLANDEN (U.S.)
 100% - Revolving        CAPITAL CORPORATION, as Agent and as
 100% - Term             Lender



                    By:/s/ Darren Wells
                       --------------------------------------------
                        Darren Wells
                        Managing Director

                        EXHIBITS OMITTED AS NON-MATERIAL